Exhibit (c)(4)

SUBPJrEelCimTinTaOry MDAraTftE-RCIoAnLfidCeHnAtiaNl GES The Conflicts Committee of the Board of Directors of Teekay Offshore GP L.L.C. Discussion Materials Regarding Project Tiempo June 27, 2019 PRELIMINARY DRAFT 6/27/2019 7:45 PM CONFIDENTIAL TREATMENT REQUEST GRANTED

Preliminary Draft - Confidential Table of Contents Section Introduction I TK / Brookfield April 29, 2019 Transaction II Partnership Situation Analysis III Preliminary Valuation of the Common Units IV Appendix A. Weighted Average Cost of Capital Analysis B. Sensitivity Cases Supplemental Output C. Overview of Current MLP Market Including Precedent Buy-Ins D. Overview of Brookfield Transactions with TOO E. FPSO Field Overviews

Preliminary Draft - Confidential These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee (the “Committee”) of the Board of Directors of Teekay Offshore GP L.L.C., the general partner of Teekay Offshore Partners L.P. (the “Partnership”), to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Partnership and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of the Partnership and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Partnership. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Committee. These materials were compiled on a confidential basis for use by the Committee in evaluating the potential transaction described herein and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Preliminary Draft - Confidential I. Introduction

Preliminary Draft - Confidential Introduction Overview of the Materials Evercore Group L.L.C. (“Evercore”) is pleased to provide the materials herein to the Conflicts Committee of the Board of Directors (the “Conflicts Committee”) of Teekay Offshore GP L.L.C. (the “General Partner”), the general partner of Teekay Offshore Partners L.P. (“TOO” or the “Partnership”), regarding the proposed acquisition by Brookfield Business Partners L.P. and certain of its affiliates and institutional partners (“Brookfield” or the “Brookfield Consortium”) of all Common Units representing limited partner interests in the Partnership (each, a “Common Unit”) from the current holders of such units other than Common Units held by the Brookfield Consortium, the General Partner or their respective affiliates (the “Proposed Transaction” or “Project Tiempo”), in exchange for $1.05 in cash per Common Unit (the “Proposed Consideration”) The Proposed Consideration, offered by the Brookfield Consortium on May 17, 2019, represents a 13.2% discount to TOO’s unaffected closing unit price of $1.21 as of May 16, 2019 •On April 29, 2019, Teekay Corporation (“TK”) announced that the Brookfield Consortium agreed to purchase: (i) 56.587 million Common Units; (ii) 17.225 million warrants; (iii) 49.0% of the outstanding interest in TOO’s General Partner; and (iv) a $25.0 million intercompany working capital loan from TK to TOO for $100.0 million (the “TK / Brookfield April 29, 2019 Transaction”) The following materials review the Proposed Transaction, including the following: An introduction, including an overview of the Proposed Transaction detailing summary proposed terms, an overview of the Partnership’s current summary organizational structure and ownership, an analysis of financial metrics implied by the Proposed Transaction, certain issues for consideration and an overview of the Partnership’s potential other strategic alternatives An overview of the TK / Brookfield April 29, 2019 Transaction An overview of TOO’s current market situation and business overview including TOO’s assets by segment A review of the financial projections for TOO as provided by Partnership management (the “TOO Financial Projections”) and a review of the assumptions utilized by Partnership management in deriving such financial projections A preliminary valuation of the Common Units Source: Partnership management, Partnership filings, FactSet 1

Preliminary Draft - Confidential Introduction Overview of the Proposed Transaction other than Common Units held by the Brookfield Consortium, the General Partner or their respective Source: Partnership management, Partnership filings, FactSet 1. Based on basic limited partner Common Units; excludes 0.76% general partner interest and dilutive effect of 0.525 million restricted units (“RSUs”); unit count detail provided by TOO management 2 Counterparties Teekay Offshore Partners L.P. Brookfield Business Partners L.P. and certain of its affiliates and institutional partners Proposed Transaction Summary The Brookfield Consortium to acquire all publicly-owned Common Units from the holders of such units affiliates TOO will cease to be a publicly-traded partnership Consideration Common Unitholders other than the Brookfield Consortium, the General Partner and their respective affiliates (the “Unaffiliated Unitholders”) will receive $1.05 in cash for each Common Unit held Assuming the Proposed Consideration, the Unaffiliated Unitholders’ 26.7% outstanding limited partner common interest in TOO represents an approximate value of $115.2 million1 Timing and Approvals Approval of the Conflicts Committee Other The Proposed Transaction is structured to be taxable to the Unaffiliated Unitholders The Preferred Series A, B and E units are to remain outstanding Series D Tranche A & B warrants held by third parties with a $4.55 strike price to remain outstanding

Preliminary Draft - Confidential

# Introduction

## Summary TOO Current Organizational Structure


Proposed Transaction
Brookfield Business Partners L.P. and Certain Affiliates
100.0% General Partner Interest
Teekay Offshore GP L.L.C.
73.3% Limited Partner Interest
36.0% Series D Warrants[2]
100.0% Brookfield Transaction Warrants[3]
Public TOO Unitholders
26.7% Limited Partner Interest
64.0% Series D Warrants[4]
Teekay Offshore Partners L.P. (NYSE: TOO)
Market Cap: $522.0 million[1]
8 FPSO Units
6 100% Owned
2 50% Owned
1 UMS Unit
100% Owned
32 Shuttle Tankers
26 100% Owned
4 50% Owned
2 Chartered-In
2 Conventional Tankers
2 Chartered-In
5 FSO Units
4 100% Owned
1 89% Owned
10 Towing / Offshore Vessels
100% Owned

Source: Partnership management, Partnership filings, FactSet as of June 26, 2019

1. Includes 0.76% general partner interest and dilutive effect of 0.525 million RSUs; unit count detail provided by TOO management. As of June 26, 2019 TOO Common Unit price of $1.26
2. Own 2.430 million of Series D warrants with a strike price of $4.55 and expiration date of June 29, 2023
3. Owns 65.500 million of Brookfield transaction warrants with a strike price of $4.00 per unit (exercisable at date of 10-day VWAP greater or equal to $4.00 per unit) and expiration date of September 25, 2024
4. Own 4.320 million of Series D warrants with a strike price of $4.55 and expiration date of June 29, 2023

EVERCORE 3

Preliminary Draft - Confidential

# Introduction

## Equity Ownership Summary

*($ in millions)*

### Teekay Offshore Partners L.P. Unit Count Detail

| Rank | Investor | Investor Classification | Ownership[1] Units (mm) | Value | Total (% Units) |
|---|---|---|---|---|---|
| | **Top TOO Common Unitholders** | | | | |
| 1. | Brookfield | VC / PE | 300.907 | $379.1 | *73.3%* |
| 2. | Fidelity Management & Research Co. | Investment Adviser | 29.005 | 36.5 | *7.1%* |
| 3. | CI Investments, Inc. | Mutual Fund Manager | 10.000 | 12.6 | *2.4%* |
| 4. | Luminus Management LLC | Hedge Fund Manager | 6.962 | 8.8 | *1.7%* |
| 5. | CI Global Investments, Inc. | Investment Adviser | 4.500 | 5.7 | *1.1%* |
| 6. | Evergreen Capital Management LLC | Investment Adviser | 3.579 | 4.5 | *0.9%* |
| 7. | FIAM LLC | Investment Adviser | 2.687 | 3.4 | *0.7%* |
| 8. | First Manhattan Co. | Private Banking/Wealth Mgmt | 1.659 | 2.1 | *0.4%* |
| 9. | JPMorgan Securities LLC (Investment Management) | Investment Adviser | 1.134 | 1.4 | *0.3%* |
| 10. | TCW Asset Management Co. LLC | Investment Adviser | 1.120 | 1.4 | *0.3%* |
| 11. | Aquamarine Capital Management LLC | Hedge Fund Manager | 1.000 | 1.3 | *0.2%* |
| 12. | Group One Trading LP | Broker | 0.716 | 0.9 | *0.2%* |
| 13. | Millennium Management LLC | Hedge Fund Manager | 0.558 | 0.7 | *0.1%* |
| 14. | Peter B. Cannell & Co., Inc. | Private Banking/Wealth Mgmt | 0.545 | 0.7 | *0.1%* |
| 15. | OppenheimerFunds, Inc. | Investment Adviser | 0.540 | 0.7 | *0.1%* |
| | **Total - Top TOO Common Unitholders** | | **364.911** | **$459.8** | ***88.9%*** |
| | **Total - Other / Retail / Undisclosed Private Unitholders[2]** | | **45.688** | **$57.6** | ***11.1%*** |
| | **Basic TOO Common Units Outstanding[3]** | | **410.599** | **$517.4** | ***100.0%*** |
| | *Basic Common Units Owned by the Public[3]* | | *109.692* | *$138.2* | *26.7%* |
| | *Fully Diluted Total Partnership Units Outstanding Memo:* | | | | |
| | Basic TOO Common Units Outstanding[3] | | 410.599 | | |
| | Plus: Dilutive Effective of RSUs | | 0.525 | | |
| | Plus: General Partner Units | | 3.144 | | |
| | **Total Partnership Units Outstanding** | | **414.268** | **$522.0** | |

Source: Partnership management, Partnership filings, FactSet as of June 26, 2019
1. Implied ownership value as of June 26, 2019 TOO Common Unit price of $1.26
2. Other / Retail / Undisclosed Private Unitholders represents the difference between units held by Institutions & Insiders and units outstanding: (i) Individual investors that have not crossed a disclosure threshold, (ii) Mutual funds not covered due to non-disclosure laws, (iii) Institutional investors in U.S. managing less than $100 million and do not file 13F and (iv) Institutional investors outside the U.S. that disregard 13F requirements or manage less than $100 million
3. Excludes 0.76% general partner interest and dilutive effect of 0.525 million RSUs; unit count detail provided by TOO management; outstanding warrants non-exercisable at current Partnership unit price as of June 26, 2019

Evercore 4 Teekay Offshore Partners

Preliminary Draft - Confidential Introduction Brookfield’s Position Across the Partnership’s Capital Structure ($ in millions) $3,000 $2,500 $2,000 $1,500 $1,000 $500 $ - Market Cap (LP + GP) Unsecured Debt Secured Debt Preferred Equity Brookfield Ownership BrookfieldOther Source: Partnership management, Partnership filings and TOO Common Unit price of $1.26 as of June 26,2019 Note: Excludes 2.430 million of Series D warrants with a strike price of $4.55 and expiration date of June 29, 2023 (36.0% owned by Brookfield) and 65.500 million of Brookfield transaction warrants with a strike price of $4.00 per unit (exercisable at date 10-day VWAP greater or equal to $4.00 per unit) and expiration date of September 25, 2024 (100.0% owned by Brookfield) 5 73.4%52.2%0.0%0.0% $2,439 $1,150 $2,439 $395 $522 $550 $600 $139 $383 $395 No Brookfield ownership disclosed No Brookfield ownership disclosed Includes $125mm GP Loan and $475mm position in $700mm Unsecured Notes held by Brookfield Includes LP Common Units and GP Units held by Brookfield

Preliminary Draft - Confidential Introduction Proposed Transaction Economics: Analysis at Various Prices ($ in millions, except per unit amounts) $1.05 Implied Premium / (Discount): TOO Unaffected Common Unit Price as of 5/16/19 ($1.21) TOO Current Common Unit Price as of 6/26/19 ($1.26) 10-Day VWAP ($1.14)1 20-Day VWAP ($1.14)1 30-Day VWAP ($1.13)1 Total Partnership Units Outstanding2 (13.2%) (16.7%) (8.1%) (7.9%) (7.2%) (9.1%) (12.7%) (3.8%) (3.5%) (2.8%) (0.8%) (4.8%) 5.0% 5.3% 6.1% 7.4% 3.2% 13.7% 14.1% 14.9% 15.7% 11.1% 22.5% 22.8% 23.7% 24.0% 19.0% 31.2% 31.6% 32.6% 32.2% 27.0% 40.0% 40.4% 41.4% 414.268 414.268 414.268 414.268 414.268 414.268 414.268 Plus: Short-Term Debt Plus: Long-Term Debt3 Plus: FPSO JV Debt (50.0% Basis) Plus: Preferred Equity (Liquidation Value) Plus: Noncontrolling Interest Less: FPSO JV Cash (50.0% Basis) Less: Cash & Restricted Cash 480.5 2,727.0 381.0 395.0 35.2 (51.1) (189.1) 480.5 2,727.0 381.0 395.0 35.2 (51.1) (189.1) 480.5 2,727.0 381.0 395.0 35.2 (51.1) (189.1) 480.5 2,727.0 381.0 395.0 35.2 (51.1) (189.1) 480.5 2,727.0 381.0 395.0 35.2 (51.1) (189.1) 480.5 2,727.0 381.0 395.0 35.2 (51.1) (189.1) 480.5 2,727.0 381.0 395.0 35.2 (51.1) (189.1) TEV / Adj. EBITDA4 2019E 2020E 2021E Implied Offer Value Memo: Me tric: $670.3 644.0 639.1 6.3x 6.5 6.6 6.3x 6.6 6.6 6.4x 6.6 6.7 6.4x 6.7 6.8 6.5x 6.8 6.8 6.6x 6.8 6.9 6.6x 6.9 6.9 Basic Common Units Owned by the Public 109.692 109.692 109.692 109.692 109.692 109.692 109.692 TOO Common Unit Consideration $1.05 $1.10 $1.20 $1.30 $1.40 $1.50 $1.60 Implied Offer Value to Unaffiliated Public Holders (26.7%) $115.2 $120.7 $131.6 $142.6 $153.6 $164.5 $175.5 Source: Partnership management, Partnership filings, Bloomberg, FactSet as of June 26, 2019 1. 2. 3. 4. 10-Day, 20-Day and 30-Day VWAPs as of June 26, 2019 Includes 0.76% general partner interest and dilutive effect of 0.525 million RSUs per TOO management Adjusted debt issuance costs and “other” per Partnership’s 20-F for the quarter ended March 31, 2019 Based on Partnership management estimates and inclusive of proportional FPSO JV EBITDA 6 Transaction Value $4,213.3 $4,234.0 $4,275.5 $4,316.9 $4,358.3 $4,399.7 $4,441.2 Implied Offer Value (100.0% Basis) $435.0 $455.7 $497.1 $538.5 $580.0 $621.4 $662.8 TOO Unit Price Consideration 5/17/19 Offer: $1.10 $1.20 $1.30 $1.40 $1.50 $1.60

Preliminary Draft - Confidential Introduction Issues for Consideration Brookfield now controls 100% of the General Partner interest in the Partnership Furthermore, Brookfield owns approximately 73.3% of the Common Units in the Partnership As part of the Partnership Agreement, the General Partner has the right to call and purchase all of the Common Units if the General Partner and its affiliates own more than 80.0% of the Common Units The Partnership’s largest Common Unit holder, after Brookfield, is Fidelity, with an approximate 7.1% interest, which, if sold to the Partnership or Brookfield, could allow Brookfield to exercise this call right The purchase price in this event is the greater of: The average of the daily closing prices of the limited partner interests of such class or series over the 20 trading days preceding the date three days before notice of exercise of the call right The highest price paid by the general partner for a limited partner interest during the 90-day period preceding the date of such notice The Partnership currently has (net debt + preferred) / capitalization of approximately 89.0%, and forecasts Adjusted EBITDA will decline from $670.3 million in 2019E to $498.7 million in 2023E There are risks to the Partnership’s business plan associated with the FPSO business segment Of TOO’s eight FPSOs, three are predicted to be in lay-up throughout the forecast period The FPSO that currently generates the most cash flow is the Petrojarl Knarr •The Partnership’s business plan assumes the Petrojarl Knarr contract with Shell is extended past the 2021E current expiration •Failure to extend the contract would reduce Partnership cash flow by over $300 million from 2021E to 2023E The Partnership currently has a related party loan with Brookfield of $125 million at L + 700bps that matures in September 2019 Although Partnership management assumes the loan will be extended for five years at the same rate, there is no current agreement with Brookfield to extend the loan maturity The Partnership has a cash balance of approximately $190 million with approximately $660 million in liquidity requirements for newbuilds and other purposes through 2023E Source: Partnership management, Partnership filings 7 GP Loan Business Plan Risk Call Right

Preliminary Draft - Confidential Introduction Overview of Other Potential Strategic Alternatives Action Description Benefits Considerations Orphaned MLP with no research coverage, no Common Unit distribution and limited public Brookfield affirmatively stated that it is only a buyer of Common Units, not a seller, and is Simplification threshold and trigger the call right 8 Reject offer and maintain public listing, retaining outstanding 26.7% LP public common interest Access to capital markets Retains optionality for future value creating alternatives Gives long-term holders of TOO units equity exposure to future financial performance of the Partnership Brookfield controls Partnership through the GP and, therefore, could reject any other alternatives float and trading liquidity unwilling to sign a standstill on the purchase of additional Common Units The Conflicts Committee could recommend a poison pill to the Board, but it is unlikely that the Board would approve over Brookfield’s objection With no restrictions on acquiring more Common Units, Brookfield could continue to acquire additional Common Units to reach the 80% ownership threshold, allowing Brookfield to exercise its limited call right to acquire the remaining Common Units The $125 million loan between Brookfield and TOO matures in Q3 2019; Brookfield has no obligation to extend maturity and the Partnership does not have enough liquidity or financial flexibility to repay the loan With Brookfield’s approval, TOO could embark on a rights offering to potentially fund the repayment of the GP loan. However, if existing investors do not participate pro rata, it could allow Brookfield to obtain more than an 80% ownership interest MLP capital market headwinds: negative investor sentiment towards the energy / marine and MLP sectors resulting in low valuations / limited access to capital Market trends favor C-Corps / simplified MLPs Status Quo Elimination of the IDRs through cash or Common Unit consideration offered by the Partnership to Brookfield Improves future cost of capital to the extent the IDRs would be receiving distributions Eliminates the disproportionate benefits to the GP as potential future distributions reach the higher tiers Limited to no IDR value given that the Partnership currently has no stated distribution policy Unlikely to be viewed as a transformational transaction in the public markets Has no effect on governance given that GP interest remains outstanding Would require Brookfield’s agreement to sell the IDRs IDR Buy-in Elimination of GP interest through cash or Common Unit consideration offered by the Partnership to Brookfield Improves strategic alignment between Brookfield and public Common Unit holders Simplified structure and improved governance structure could allow the Partnership to become more investable for large institutional investors Even if the GP interest were eliminated, the Partnership would still have a limited public float which could make investing challenging for new investors Limited liquidity to fund cash consideration Common Unit consideration could potentially increase Brookfield’s ownership over the 80% Would require Brookfield’s agreement to sell the GP GP Buy-in /

Preliminary Draft - Confidential Introduction Overview of Other Potential Strategic Alternatives (cont’d) Action Description Benefits Considerations Individual Assets 9 Actively market the Partnership to third party buyers Potentially achieve a higher price for Common Unit holders Ability to realize operational and SG&A synergies Brookfield controls the Partnership through the GP and, therefore, could reject any third party alternatives Brookfield has affirmatively stated it is not a seller Sale of the Partnership to a Third Party Realize proceeds for segment / asset sales Proceeds could be used to reduce leverage Sale of segments / assets to best individual buyer theoretically maximizes value Could eliminate SG&A Requires the support of the GP which Brookfield controls Depressed asset valuations and limited buyer universe Reduces potential upside realization Sale of Segments /

Preliminary Draft - Confidential II. TK / Brookfield April 29, 2019 Transaction

Preliminary Draft - Confidential

# TK / Brookfield April 29, 2019 Transaction

## Overview

*($ in millions, except per unit / warrant amounts)*

### Transaction Overview

- On April 29, 2019, TK announced the sale for $100 million of (i) 56.587 million Common Units, (ii) 17.255 million warrants, (iii) 49.0% of the outstanding interests in TOO's General Partner (the "GP Interest") and (iv) the $25.0 million intercompany working capital loan from TK to TOO
  - TK / Brookfield April 29, 2019 Transaction closed on May 8, 2019

| | | Per Brookfield Disclosure[1] | |
|---|---|---|---|
| Items Sold to TOO | Common Units | Price Per Common Unit | Amount |
| A Working Capital Loan | NA | NA | $25.0 |
| B TOO Common Units | 56.587 | $1.0479 | 59.3 |
| C TOO Warrants | 17.255 | $0.8114 | 14.0 |
| D Implied Value of 49% GP Interest | NA | NA | 1.7 |
| **Total Consideration Paid** | | | **$100.0** |

- A Intercompany loan from TK to TOO repaid in full
- B No disclosure regarding aggregate valuation of Common Units
  - Purchase price per Common Unit of $1.0479 disclosed
- C No disclosure regarding aggregate valuation of warrants
  - Purchase price per warrant of $0.8114 disclosed
- D Implied value of $1.7 million for the general partner interest based on the difference between the $100.0 million purchase price and disclosed purchase price allocations

Per Brookfield Disclosure[1]


A
$25.0
B
$59.3
C
$14.0
D
$1.7
$100.0
Working Capital Loan
Common Units
TOO Warrants
49% General Partner Interest
Total Consideration

Source: Partnership filings
1. Per SC 13D/A filed May 13, 2019

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Preliminary Draft - Confidential

# TK / Brookfield April 29, 2019 Transaction

## Overview of Warrant Valuation at Time of the TK / Brookfield April 29, 2019 Transaction

***($ in millions, except per unit / warrant amounts)***

**Given that Brookfield's disclosure on warrant valuation did not include assumptions, Evercore utilized the Black-Scholes valuation methodology to interpolate the fundamental assumptions underpinning Brookfield's analysis at the time of the transaction**

### Warrant Terms

| | Series D Warrants | Brookfield Transaction Warrants |
|---|---|---|
| **Overview** | ▪ 1.755 million warrants | ▪ 15.500 million warrants |
| **Strike Price** | ▪ $4.55 per unit | ▪ $4.00 per unit (exercisable at date of 10-day VWAP greater or equal to $4.00 per unit) |
| **Expiration Period** | ▪ June 29, 2023 | ▪ September 25, 2024 |

### Historical Volatility: TOO Common Units


80.0
60.0
40.0
20.0
--
May-18
Jul-18
Sep-18
Nov-18
Jan-19
Mar-19
May-19
69.1
64.1
57.5
Unaffected TOO Volatility: TK / Brookfield April 29, 2019 Transaction (4/26/2019)
Rolling 90 Day: 71.7
Rolling 180 Day: 59.6
Rolling 260 Day: 54.4
90 Day Volatility
180 Day Volatility
260 Day Volatility

### Black Scholes Warrant Valuation Summary

| | Series D Warrants | Brookfield Transaction Warrants |
|---|---|---|
| TOO Unit Price as of 4/26/19 | $1.38 | $1.38 |
| Warrant Strike Price | 4.55 | 4.00 |
| Expiration Period as of 4/26/19 | 4.17 yrs | 5.42 yrs |
| One-Year Volatility | 55.00% | 55.00% |
| Dividend Yield | 0.00% | 0.00% |
| Interest Rate (10-Year Risk Free 4/26/19) | 2.51% | 2.51% |
| **Black Scholes Value (per unit)** | **$0.21** | **$0.34** |

| Warrant Tranches | Units | Expiration | Strike Price | Black Scholes Value (per unit) | Total Value ($mm) |
|---|---|---|---|---|---|
| Series D Warrants | 1.755 | 6/29/2023 | $4.55 | $0.21 | $0.4 |
| Brookfield Transaction Warrants | 15.500 | 9/25/2024 | 4.00 | 0.34 | 5.3 |
| **Total Warrants** | **17.255** | | | **$0.33** | **$5.7** |

### Volatility Sensitivity

| | Series D Warrants | | | Brookfield Transaction Warrants | | | Total Warrant Value | | |
|---|---|---|---|---|---|---|---|---|---|
| ***Volatility Range*** | ***40.0%*** | ***55.0%*** | ***70.0%*** | ***40.0%*** | ***55.0%*** | ***70.0%*** | ***40.0%*** | ***55.0%*** | ***70.0%*** |
| Warrant Value (per unit) | $0.08 | $0.21 | $0.38 | $0.16 | $0.34 | $0.53 | $0.15 | $0.33 | $0.52 |
| TOO Warrants (mm) | 1.755 | 1.755 | 1.755 | 15.500 | 15.500 | 15.500 | 17.255 | 17.255 | 17.255 |
| **Implied Warrant Value ($mm)** | **$0.1** | **$0.4** | **$0.7** | **$2.5** | **$5.3** | **$8.3** | **$2.6** | **$5.7** | **$8.9** |

Source: Partnership management, Partnership filings, Bloomberg, FactSet

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Preliminary Draft - Confidential

# TK / Brookfield April 29, 2019 Transaction

## Overview of Valuation Impact of Key Transaction Assumptions *($ in millions, except per unit / warrant amounts)*

### TOO Common Unit & Warrant Value Sensitivity

- Reasonable changes to assumptions regarding warrant valuation and GP value increase the implied value of the Common Units
  - Assumptions regarding volatility are difficult to reconcile with historical performance to arrive at Brookfield's implied warrant valuation
  - Further, despite theoretical valuations that utilize high volatility levels, market participants typically do not ascribe volatility levels significantly higher than 40% in actual transactions

| | Implied Transaction GP Value of $0.0mm | | | | Implied Transaction GP Value of $1.7mm | | | |
|---|---|---|---|---|---|---|---|---|
| ***Volatility Range*** | ***40.0%*** | ***55.0%*** | ***70.0%*** | ***106.4%*** | ***40.0%*** | ***55.0%*** | ***70.0%*** | ***96.0%*** |
| Implied Warrant Value (per unit) | $0.15 | $0.33 | $0.52 | $0.91 | $0.15 | $0.33 | $0.52 | $0.81 |
| TOO Warrants (mm) | 17.255 | 17.255 | 17.255 | 17.255 | 17.255 | 17.255 | 17.255 | 17.255 |
| **Implied TOO Warrant Value** | **$2.6** | **$5.7** | **$8.9** | **$15.7** | **$2.6** | **$5.7** | **$8.9** | **$14.0** |
| Total Paid Consideration | $100.0 | $100.0 | $100.0 | $100.0 | $100.0 | $100.0 | $100.0 | $100.0 |
| Less: Implied TOO Warrant Value | (2.6) | (5.7) | (8.9) | (15.7) | (2.6) | (5.7) | (8.9) | (14.0) |
| Less: Working Capital Loan | (25.0) | (25.0) | (25.0) | (25.0) | (25.0) | (25.0) | (25.0) | (25.0) |
| Less: 49.0% General Partner Value | -- | -- | -- | -- | (1.7) | (1.7) | (1.7) | (1.7) |
| **Implied Value of TOO Common Units** | **$72.4** | **$69.3** | **$66.1** | **$59.3** | **$70.7** | **$67.6** | **$64.4** | **$59.3** |
| TOO Common Units (mm) | 56.587 | 56.587 | 56.587 | 56.587 | 56.587 | 56.587 | 56.587 | 56.587 |
| **Implied Value TOO Common Unit** | **$1.28** | **$1.22** | **$1.17** | **$1.05** | **$1.25** | **$1.19** | **$1.14** | **$1.05** |

Source: Partnership filings, FactSet

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12

Preliminary Draft - Confidential III. Partnership Situation Analysis

Preliminary Draft - Confidential Partnership Situation Analysis Summary Market Data ($ in millions, except per unit amounts) Unaffected Market Capitalization Balance Sheet and Credit Data As of May 16, 2019 As of March 31, 2019 Total Partnership Units Outstanding1 Common Unit Price (Unaffected) 52-Week High 52-Week Low 414.268 $1.21 3.12 1.07 Cash & Restricted Cash FPSO JV Cash (50.0% Basis) Short-Term Debt Long-Term Debt2,3 FPSO JV Debt (50.0% Basis) $189.1 51.1 480.5 2,727.0 381.0 Total Equity Value Plus: Series A, B & E Preferred Equity (Liquidation Value) Plus: Net Debt (Including FPSO JVs) Plus: Noncontrolling Interest $501.3 395.0 3,348.2 35.2 Total Debt Net Debt Plus: Noncontrolling Interest Plus: Series A, B & E Preferred Equity (Liquidation Value) Plus: Market Capitalization (6/26/19) $3,588.5 $3,348.2 35.2 395.0 522.0 Enterprise Value $4,279.6 TOO Management Estimates Metric Yield/Multiple Net Market Capitalization Debt + Preferred / Total Capitalization Net Debt + Preferred / Net Market Capitalization Net Bank Debt / 2019E EBITDA Net Bank Debt / 2020E EBITDA Current Ratings (Senior Unsecured): Moody's S&P $4,300.3 88.4% 87.0% 4.5x 4.7 EV/Adj. EBITDA 2019E 2020E 2021E Distribution Yield Current $670.3 644.0 639.1 6.4x 6.6 6.7 $----% B3 B+ Unit Price and Distribution Information $5.00 $4.00 $3.00 $2.00 $1.00 $--$0.50 $0.40 $0.30 $0.20 $0.10 $--6/26/17 10/25/17 2/24/18 6/26/18 10/25/18 2/24/19 6/26/19 Distribution per Unit Unit Price Source: Partnership management, Partnership filings, FactSet as of May 16, 2019 and June 26, 2019 1. 2. 3. Includes 0.76% general partner interest and dilutive effect of 0.525 million RSUs; unit count detail provided by TOO management Adjusted for debt issuance costs per Partnership’s 20-F for the quarter ended March 31, 2019 Includes $125m GP loan reported as “Due to Related Parties” 13 Distribution per Unit Unit Price 5/17/2019: Proposed Transaction Announced

Preliminary Draft - Confidential

# Partnership Situation Analysis

## Historical Trading Performance and Recent Events

| Average Daily Trading Volume ($mm) | |
|---|---|
| 1 Month | $0.74 |
| 3 Months | 0.65 |
| 6 Months | 0.65 |
| 9 Months | 0.68 |
| 12 Months | 0.72 |



6/26/2018: Upsizes private offering of $500 million 8.5% sr. secured notes due 2023 to $700 million in aggregate; Brookfield commits to purchase $500 million of the notes in the offering
7/3/2018: Brookfield exercises option to purchase an additional 2.0% GP interest in TOO realizing a controlling position
9/12/2018: Brookfield appoints two new members to the GP's Board of Directors
10/29/2018: Announces settlement with Petrobras that is expected to increase the Partnership's revenues by approximately $91.0 million
1/8/2019: Eliminates quarterly Common Unit distribution from previously distributed $0.01 per unit
4/4/2019: Secures $414.0 million long-term credit facility obtaining financing for four Shuttle Tanker newbuilds
4/29/2019: TK agrees to sell remaining interests in TOO, consisting of 56.6 million LP Common Units, 17.3 million warrants, $25.0 million working capital loan and 49.0% GP interest, to Brookfield for $100.0 million cash consideration
5/1/2019: Secures $100.0 million revolving credit facility to refinance vessels in the Partnership's FPSO fleet
5/20/2019: Receives unsolicited non-binding proposal from Brookfield to acquire all of the outstanding publicly-held Common Units for $1.05 in cash per Common Unit
Proposed Consideration (05/17/19): $1.05
Common Unit Price
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$--
Volume ($ in millions)
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$--
Jun-18
Jul-18
Aug-18
Sep-18
Oct-18
Nov-18
Dec-18
Jan-19
Feb-19
Mar-19
Apr-19
May-19
Jun-19
Volume
Price

Source: Partnership filings, FactSet as of June 26, 2019

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14

Preliminary Draft - Confidential Partnership Situation Analysis Bond Trading Summary: Historical Prices and Yield-to-Worst $78 million 6.00% Senior Unsecured Notes Due July 2019 104 18.00% 102 15.00% 100 12.00% 98 9.00% 96 6.00% 94 3.00% 92 0.00% Jun-18 Aug-18 Oct-18 Dec-18 Feb-19 Apr-19 Jun-19 Price Yield to Worst - % $700 million 8.50% Senior Unsecured Notes Due July 2023 104 18.00% 102 15.00% 100 12.00% 98 9.00% 96 6.00% 94 3.00% 92 0.00% Jun-18 Aug-18 Oct-18 Dec-18 Feb-19 Apr-19 Jun-19 Price Yield to Worst - % Source: Partnership management, Partnership filings, FactSet as of June 26, 2019 15 8.5% Sr. Notes Outstanding: $700.0mm Current Price: 98 YTD Average YTW: 9.0% 6.0% Sr. Notes Outstanding: $77.8mm Current Price: 99 Current YTW: 16.6%

Preliminary Draft - Confidential Partnership Situation Analysis Preferred Equity Trading Summary: Historical Prices and Yield-to-Worst Series A $150 million 7.25% Preferred Stock Price Yield to Worst - % $30.0 20.00% 16.00% 12.00% 8.00% 4.00% 0.00% $25.0 $20.0 $15.0 $10.0 Jun-18 Aug-18 Oct-18 Dec-18 Feb-19 Apr-19 Jun-19 Series B $125 million 8.50% Preferred Stock Price Yield to Worst - % $30.0 20.00% 16.00% 12.00% 8.00% 4.00% 0.00% $25.0 $20.0 $15.0 $10.0 Jun-18 Aug-18 Oct-18 Dec-18 Feb-19 Apr-19 Jun-19 Series E $115 million 8.88% Preferred Stock Price Yield to Worst - % $30.0 20.00% 16.00% 12.00% 8.00% 4.00% 0.00% $25.0 $20.0 $15.0 $10.0 Jun-18 Aug-18 Oct-18 Dec-18 Feb-19 Apr-19 Jun-19 Source: Bloomberg as of June 26, 2019 16 Current Price: $17.00 Current YTW: 18.10% Current Price: $16.86 Current YTW: 13.13% Current Price: $16.50 Current YTW: 11.40%

Preliminary Draft - Confidential Partnership Situation Analysis Ratings Agency Commentary Current Ratings LT Issuer Rating Outlook Analyst B+ Stable Wendell Sacramoni LT Issuer Rating Outlook Analyst B3 Stable Paresh Chari Recent Comments S&P Research Update: July 6, 2018 Moody’s Credit Opinion: June 13, 2018 The stable outlook reflects S&P’s expectation that the company will maintain its market leading position in the industry segments where it operates, achieve high consolidated operating margins, and have good visibility to revenue and cash flow generation TOO is challenged by significant amortization payments and term loan maturities that must be funded with vessel refinancing or the sale of obsolete vessels Supported by the stable and contracted nature of its cash flows High barriers-to-entry for competing FPSOs in long lived fields and strong shuttle tanker market position in the North Sea provide adequate coverage for liabilities Offshore production, storage, and transportation sector maintains moderate future outlook Stable credit rating reflects S&P’s view that cyclical transportation industry is offset by the company’s strong market position and operational expectations The stable outlook reflects Moody’s expectation that the company will be able to fund its liquidity shortfall through vessel refinancing and asset sales, and that leverage and coverage will remain steady Source: S&P Global Ratings, Moody’s 17

Preliminary Draft - Confidential Partnership Situation Analysis Asset Overview Summary TOO Breakdown by Business Segment1 Average Remaining Charter Duration (Years)2 Forward Fixed-Rate Revenue FSO 6% 4.0 Shuttle Tankers 47% FPSO 47% 2019E Adjusted EBITDA Towage 1% UMS/Other -1% FSO 14% Shuttle Tankers 36% FPSO 48% Shuttle Tankers FPSO FSO Towage UMS/Other Source: Partnership management, Partnership filings 1. 2. Excludes Libra and Itajai joint ventures As provided by Partnership management as of June 2019 18 Total: $670mm Total: $4,895mm 3.4 2.8 NA NA Fleet Average: 3.4 years

Preliminary Draft - Confidential Partnership Situation Analysis FPSO Asset Overview Overview Capacity Ownership Charter Charter Expiry Charterer Extension # Vessel (bbl/day) Year Built (%) Charterer Type (Firm Period) Option Term / Rate 2. Petrojarl I 46,000 bbls 1986 100% ENAUTA TC May-2022 NA Piranema Spirit2 4. 30,000 bbls 2007 100% Petrobras TC June-2020 NA February-20224 6. Itajai 80,000 bbls 2012 50% Petrobras TC 6 x 1 year / 85% Original Rate Indicates Vessel Currently in Lay-up Source: Partnership management, Partnership filings 1. 2. 3. 4. 5. Petrojarl Knarr charter has annual right to terminate for a fee beginning in March 2025 Piranema Spirit on contract until February 2022 but expected to be terminated for a fee with 10 months notice in June 2020 The charterer has options to extend the contract to November 2037 The charterer has options to extend the contract to February 2028 The contract has a 10-year duration with a firm period expiring in March 2025, although the charterer has the annual right to terminate the contract after March 2021 subject to payment of certain termination fees for early cancellation. The charterer has options to extend the service contract to 2035 19 FPSO – On the Water 7.Petrojarl Varg57,000 bbls1998100%NoneNALay-upNA 8.Ostras25,000 bbls1981100%NoneNALay-upNA 5.Libra50,000 bbls201750%PetrobrasTCDecember-20293 NA 3.Voyageur Spirit30,000 bbls2008100%PremierTCApril-2020NA 1.Petrojarl Knarr 163,000 bbls2014100%ShellTCMarch-2025510 x 1 year / Varies

Preliminary Draft - Confidential

# Partnership Situation Analysis

## FPSO Asset Overview – Knarr Area, Norway

### Knarr Overview

- The Knarr Area is an offshore oil field located in the North Tampen area of the Northern North Sea
  - Operated by Shell with 45% working interest with partners Idemitsu (25%), Wintershall (20%) and DEA (10%)
- The Knarr Area and Knarr West were discovered in 2008 and 2011, respectively; both were brought on production in Mar 2015
  - Developed with three production and three injector wells across two subsea templates, linked to an FPSO owned by the Partnership
  - Oil is transported by shuttle tankers while gas and NGLs are exported to the United Kingdom via a 12.5", 65-mile pipeline operated by Gassco linked to the FLAGS Pipeline system
- Reached peak production in 57 Mboe/day (96% liquids) in 2016 but since then has declined due to higher than expected water cut, which WoodMac believes could water out by 2021
  - Producing 44° API, low GOR oil from the Jurassic aged Cook sandstone formations
    - Good quality reservoirs with 250 mD permeability, but relatively high temperature and pressure limit secondary recovery options
  - WoodMac estimate remaining YE2018 2P Gross Reserves of 11.2 MMboe (99% oil)
    - Does not include identified in-field projects (an additional infill well or gas lift project), or prospects in the area which could extend the life of the facility
      - Exploration drilling in nearby blocks has so far not panned out, with the most recent being Equinor's Presto prospect which was touted to contain up to 160 MMboe

### Knarr Asset Map


6201
6202
6203
35
34/2
35/2
KNARR
KNARR WEST
35/2A Statoil
34/5-1S (Blåbær)
34/4-5
34/5J Aker BP
34/4-10 (Beta Brent)
34/4-11 (Beta)
34/4-12A (Lower Lunde)
34/4-12S (Omega Nord)
SNORRE
34/6E Total
34/6D Total
35/4F Total
35/1F Total
34/6-3A (Akker)
Garantiana
SYGNA
VISUND NORD
Rhea
34/8-17S
Titan
34/8-16 S (Tarvos)
VEGA NORD
35/8-3 (Aurora)
35/7M Wintershall
35/8P Wintershall
35/5B Statoil
35/8R Statoil

Source: WoodMac

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CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN GRANTED WITH RESPECT TO THIS OMITTED INFORMATION.

Preliminary Draft - Confidential

# Partnership Situation Analysis

## Towage, FSO and UWS Asset Overview

### Overview

| Segment | # | Vessel | Capacity (tonnes, dwt, berths) | Year Built | Ownership (%) | Charterer | Charter Type | Charter Expiry (Firm Period) |
|---|---|---|---|---|---|---|---|---|
| Long-Haul Towage | 1. | ALP Centre | 306 tonnes | 2010 | 100% | Various | Spot | NA |
| Long-Haul Towage | 2. | ALP Guard | 301 tonnes | 2009 | 100% | Various | Spot | NA |
| Long-Haul Towage | 3. | ALP Winger | 220 tonnes | 2007 | 100% | Various | Spot | NA |
| Long-Haul Towage | 4. | ALP Forward | 220 tonnes | 2008 | 100% | Various | Spot | NA |
| Long-Haul Towage | 5. | ALP Ippon | 207 tonnes | 2007 | 100% | Various | Spot | NA |
| Long-Haul Towage | 6. | ALP Keeper | 300 tonnes | 2018 | 100% | Various | Spot | NA |
| Long-Haul Towage | 7. | ALP Striker | 300 tonnes | 2016 | 100% | Various | Spot | NA |
| Long-Haul Towage | 8. | ALP Defender | 300 tonnes | 2017 | 100% | Various | Spot | NA |
| Long-Haul Towage | 9. | ALP Sweeper | 300 tonnes | 2017 | 100% | Various | Spot | NA |
| Long-Haul Towage | 10. | ALP Ace | 197 tonnes | 2006 | 100% | Various | Spot | Lay-up |
| FSO – OTW | 11. | Gina Krog[1,2] | 124,502 dwt | 1995 | 100% | Equinor | TC | October-2020 |
| FSO – OTW | 12. | Falcon Spirit[3] | 124,472 dwt | 1986 | 100% | Qatar Petroleum | TC | June-2022 |
| FSO – OTW | 13. | Dampier Spirit[1] | 106,668 dwt | 1987 | 100% | Jadestone | TC | August-2024 |
| FSO – OTW | 14. | Suksan Salamander[1] | 78,228 dwt | 1993 | 100% | TK / Ophir | BB | August-2024 |
| FSO – OTW | 15. | Apollo Spirit[4] | 129,019 dwt | 1978 | 89% | TK / CNR | BB | June-2020 |
| UWS | 16. | Arendal Spirit | 500 berths | 2015 | 100% | NA | NA | Lay-up |

[dashed box] Indicates Vessel Currently in Lay-up

Source: Partnership management, Partnership filings
1. Charterer has option to extend the time charter
2. The vessel was converted into an FSO unit in 2017
3. Charterer has early termination rights for [redacted] notice period
4. Charterer is required to charter the vessel for as long as Teekay Corporation's Petrojarl Banff FPSO unit produces in the Banff Field in the North Sea

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Preliminary Draft - Confidential Partnership Situation Analysis Shuttle Tanker Asset Overview Overview Production Capacity (dwt) Ownership (%) Charter Expiry (Firm Period) Charter Rate ($/day) Charterer Extension Option Term / Rate # Vessel Year Built Charterer * * 1. 2. 3. 4. 5. 6. 7. 8. 9. Samba Spirit Lambada Spirit Bossa Nova Spirit Sertanejo Spirit Navion Anglia Nansen Spirit Peary Spirit Beothuk Spirit Norse Spirit 154,000 dwt 154,000 dwt 154,000 dwt 154,000 dwt 126,360 dwt 106,000 dwt 106,000 dwt 155,000 dwt 155,000 dwt 2013 2013 2013 2013 1999 2010 2011 2017 2017 100% 100% 100% 100% 100% 100% 100% 100% 100% Shell Shell Shell Shell Equinor 2 Equinor 2 Equinor 2 BWTTS BWTTS June-2023 July-2023 November-2023 January-2024 November-2019 February-2020 March-2020 June-2030 June-2030 $ 1 x 5 year / $ $ $ 1 x 5 year / $ $ $ NA $ $ NA * $ $ 1 x 5 year / $ 13. 14. Petronordic Petroatlantic 92,995 dwt 92,968 dwt 2002 2003 100% 100% TK -> BP TK -> BP March-2022 March-2022 $ NA $ 17. 18. 19. 20. 21. Navion Oceania 126,355 dwt 1999 100% CoA CoA CoA NA Amundsen Spirit 106,000 dwt 2010 100% CoA CoA CoA NA Navion Oslo 100,257 dwt 2001 100% CoA CoA CoA NA Stena Natalita1 25. 26. 27. 28. 29. 30. 31. 32. 108,073 dwt 2001 50% CoA CoA CoA NA Grena Knutsen Nordic Brasilia Nordic Rio 1 Navion Stavanger Navion Bergen Navion Gothenburg 147,500 dwt 151,294 dwt 151,294 dwt 148,729 dwt 105,641 dwt 152,244 dwt 2003 2004 2004 2003 2000 2006 Chartered-In 100% 50% 100% 100% 50% CoA Various Various Transpetro Petrobras 3 Petrobras 3 November-2019 Spot Spot July-2020 April-2020 July-2020 CoA NA * $ $ NA $ $ NA $ Source: Partnership management, Partnership filings Note: “CoA” refers to contracts of affreightment, "TC" refers to time charters, "BB" refers to bareboat charters, "NB" refers to newbuilding Indicates Newbuild 1. Owned through a 50% owned subsidiary, the parties share in the profits and losses of the subsidiary in proportion to each party’s relative ownership; 2. Under the terms of a master agreement with Equinor, the vessels are chartered under individual fixed-rate annually renewable time-charter contracts. The number of vessels may be adjusted annually based on the requirements of the fields serviced. It is expected that between one and three vessels will be required by Equinor annually. The vessels currently on time-charter to Equinor may be replaced by vessels currently servicing contracts of affreightment or other time-charter contracts; 3. Charterer has the right to purchase the vessel at end of the bareboat charter; 4. Four of the six newbuildings will operate in the North Sea contract of affreightment fleet and two will operate under the master agreement with Equinor 22 BBSpot Contract of Affreightment Time Charter NA NA NA Heather Knutsen 148,644 dwt 2005 Chartered-In CoA January-2020 CoA NA 22. Rainbow Spirit 4125,000 dwt 2020 100% CoA CoA CoA NA 23. Current Spirit4 125,000 dwt 2020 100% CoA CoA CoA NA 24. Wave Spirit4 103,000 dwt 2020 100% CoA CoA CoA NA Scott Spirit 106,000 dwt 2011 100% CoA CoA CoA NA Navion Hispania 126,183 dwt 1999 100% CoA CoA CoA NA 15. Stena Sirita1 126,873 dwt 1999 50% ExxonMobil July-2019; to be sold $ NA 16. Wind Spirit4 103,000 dwt 2021 100% CoA CoA CoA NA NA 10. Dorset Spirit 155,000 dwt 2018 100% BWTTS June-2030 $ 1 x 5 year / $ 11. Aurora Spirit 4125,000 dwt 2019 100% Equinor 2April-2027 $ NA 12. Tide Spirit 4125,000 dwt 2020 100% Equinor 2April-2032 $ NA 1 x 5 year / $ NA 1 x 5 year / $ 1 x 5 year / $ CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN GRANTED WITH RESPECT TO THIS OMITTED INFORMATION.

Preliminary Draft - Confidential Partnership Situation Analysis Management Case: TOO Financial Projections Assumptions – General and FPSO TOO 2019E 2020E 2021E 2022E 2023E FPSO Unit on hire throughout forecast period. CAPEX rate reduction starting in . Firm period to be is in lay-up for the remainder of the forecast period. * On the Huntington field to April 2020 at $ /day TC rate (including OPEX, plus oil tariff). An extension of paid by the customer from Q2 2021. No further revenue assumed in the forecast period. period. Indicates Vessel in Lay-up or Sold Source: Partnership management 23 ** extended by 5 years from 2021 through a commercial arrangement with Shell and/or possibly other producers. Petrojarl Knarr Petrojarl I The unit is on contract until May 2022 (4 years), after which TOO receives a termination fee of $. The unit * one year at a rate*is assumed until TOO finds a new customer. Thereafter, the unit is assumed to go into an upgrade paid for by the new customer but no further revenue or OPEX is recognized in the forecast period. Voyageur Spirit Piranema Spirit The current contract is assumed to be cancelled after Q2 2020 and the vessel is laid up until a new yard stay Unit on hire throughout the forecast period. Pioneiro de Libra (50% JV) Unit on hire to February 2022 and Petrobras exercises options for the remainder of the forecast period. Cidade de Itajai (50% JV) Petrojarl Varg The Cheviot contract is cancelled, and the vessel is assumed to be in continued lay-up throughout the forecast The unit is laid up in Namibia and is assumed recycled for a net amount of nil at the end of Q4 2019. Cidade de Rio das Ostras $66$65$62$61$60 Brent Forward Curve, $ / bbl (May 8, 2019) 8.348.298.538.498.46 NOK/USD (Average) (May 7, 2019) 2.50%2.06%1.96%2.04%2.14% LIBOR (May 16, 2019) No distributions to Common Unit holders throughout the forecast period. Continued distribution to preferred equity Quarterly Distributions Assumed in 2019/2020: Gina Krog $19mm settlement + $4mm legal costs (capitalized), Petrojarl I no settlement + $12.8mm legal costs (capitalized), Petrojarl Knarr arbitration $1.8mm legal costs (expensed) and no payment. Legal Claims/Settlement CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN GRANTED WITH RESPECT TO THIS OMITTED INFORMATION.

Preliminary Draft - Confidential Partnership Situation Analysis Management Case: TOO Financial Projections Assumptions – Shuttle Tankers )*. in Q3 2023 ($ *each). trade until sold for recycling in Q1 2023 and Q3 2022 respectively ($ *on 100% basis. tanker market to the end of its useful life (Q1 2026). Assumed dry dock capex of $ Source: Partnership management 24 Shuttle CoA Utilization 80% through 2023. $*per day TCE rate + $*per day annual escalation from 2020. Shuttle In-charter Rates to Cover Deficit $*per day CoA rate + $*per day annual escalation from 2020. Renewal / New Field CoA Rates * 20 years in June 2019, upgraded for $(20-year class) to increase capacity in the CoA fleet. Assumed 40% utilization for one year. Navion Oceania Contract expires July 2019 and the vessel is assumed to be extended by Transpetro at a bareboat rate of $*per day for one year and then at a rate of $*per day for the remainder of the useful life. Recycled Navion Stavanger * 20 years in July 2019 – sold or recycled by mid-September 2019 ($). Navion Hispania 20 years in December 2019. Assumed to be sold/recycled beginning of 2020 ($).* Navion Anglia On contract until July 25, 2019. Recycled in Q4 2019 ($*). Stena Sirita Assumed to be traded in the conventional tanker market throughout the forecast period. Nordic Rio / Nordic Brasilia CoA trading for 10 days per month, with no TC revenue received during those days until Q1 2022. Then CoA Petronordic / Petroatlantic ** Renewal options to take effect from Q2 2023 at a rate of $/day (reduced from $in 2022). Samba/Lambada/Bossa Nova/Sertanejo On bareboat charter to Transpetro for the rest of the useful life. Assumed recycled in Q2 2020 ($)*. Navion Bergen * Traded in the CoA pool until recycled in Q1 2021 ($). Navion Oslo Assumed redelivered from Transpetro at the end of contract (Q3 2020) and assumed traded in the conventional Navion Gothenburg * Traded in the CoA pool until recycled in Q2 2021 ($). Stena Natalita * Total FBUC of $per vessel. On contract with Equinor in February 2020 and March 2020. Total FBUC of $per vessel. On CoA trade in May and August 2020. Total FBUC of $per vessel. On CoA trade in October 2020 and March 2021. Aurora Spirit and Tide Spirit; Rainbow Spirit and Current Spirit; Wave Spirit and Wind Spirit CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN GRANTED WITH RESPECT TO THIS OMITTED INFORMATION.

Preliminary Draft - Confidential Partnership Situation Analysis Management Case: TOO Financial Projections Assumptions – FSO, UMS and Towage FSO HiLoad UMS Towage Source: Partnership management 25 * 2019*2020* 2021* 2022* 2023 Utilization63%75%78%80%80% Towage Utilization and Rates ALP Ace laid up throughout H1 2020. ALP Forward out of lay-up in Q2 2019. Lay up ALP Future Class$ $ $ $ $ Ace/Ippon$ $ $ $ $ Winger/Forward$ $ $ $ $ Guard/Centre$ $ $ $ $ Unit laid up at a cost of $/*day + $*early phase work in 2019 for return to operations plan. $*in upgrade costs and training costs incurred in 2019 to prepare to get the unit out of lay-up. Redeployed at $/*day in Q2 2020 at 50% utilization generating $*of revenue and $*/day at 80% utilization in 2021 onwards for the remainder of the forecast period. The customer is assumed to be other than Petrobras, so settlement will be paid in full ($22mm in 2020 and $19mm in 2021). Arendal Spirit Recycled with Hispania in Q3 2019 at net zero. HiLoad Options exercised for the remainder of the forecast period. Gina Krog Assumed sold for recycling at end of firm contract in Q2 2022 for $.* Falcon Spirit * Assumed redelivered and sold at end of firm contract in Q3 2024 for $. Dampier Spirit Contract is extended to June 2020 at 5% lower rate. Assumed recycled thereafter for $.* Apollo Spirit On contract for the remainder of the forecast period. Suksan Salamander CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN GRANTED WITH RESPECT TO THIS OMITTED INFORMATION.

Preliminary Draft - Confidential Partnership Situation Analysis Key Accounting Treatments for Non-Cash Items Relating to FPSO and Shuttle Contracts Pursuant to an FPSO contract, the Partnership charters an FPSO unit to a customer for a fixed period of time Fees relating to the lease and operation of the FPSO (or hire) are typically invoiced monthly in arrears, based on a fixed daily hire amount In certain FPSO contracts, the Partnership is entitled to a lump sum amount due upon commencement of the contract and may also be entitled to termination fees if the contract is canceled early While the fixed daily hire amount may be the same over the term of the FPSO contract, in certain cases, the daily hire amount declines over the duration of the FPSO contract Furthermore, certain FPSO and Shuttle contracts contain reimbursements for vessel operating expenditures, mobilization fees and capital expenditures As a result, the Partnership accounts for these items on a straight-line basis over the duration of the charter under GAAP purposes, which is reflected in Adjusted EBITDA However, in order to compare operating changes across certain sensitivity cases on a per annum basis, we have shown on pages 27, 30, 32 and 34 cash operating earnings per segment, which reflects monthly charter payments and operating expenses, thus excluding lump sum payments such as termination fees or reimbursement of capex and mobilization cost and allowing for a like-for-like comparison across sensitivity cases Source: Partnership management; Partnership filings 26

Preliminary Draft - Confidential Partnership Situation Analysis Management Case: Proportional Cash Operating Earnings by Segment ($ in millions) $700.0 $650.0 $7.7 $600.0 $550.0 $500.0 $450.0 $400.0 $350.0 s d $300.0 * $250.0 * for $ $200.0 $150.0 $100.0 $50.0 $--($50.0) FPSOs (Including 50% JVs) FSOs Shuttle Tankers Towage Other Source: Partnership management 27 $659.8$654.0 $624.7 $19.1 Apollo Spirit recycled for $* Piranem a Spirit contract cancelled at end of Q2 2020E $14.4 $47.7 $604.4 $250.4 $237.5 ALP Forward com es out of layup Os tras laid up in 2019E $278.0 Utilization increas es to 78% All newbuilds fully delivered $25.3 $54.5 $504.4 $270.1 One s huttle recycled for $* Falcon Spirit s old Petrojarl I laid up in May 2022E $11.5 $53.3 Two s huttle recycle for $ total $13.1 $235.5 $74.2 $81.6 $48.6 $301.6 $303.9 $45.1 $254.4 $223.2 $40.8 $161.7 2019E($6.0)2020E2021E2022E2023E FPSOs/FSOs61.7%57.0%46.3%44.4%40.1% Shuttle Tank ers38.0%38.0%42.5%44.7%46.7% Towage/Other0.3%5.1%11.2%10.9%13.2% CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN GRANTED WITH RESPECT TO THIS OMITTED INFORMATION.

Preliminary Draft - Confidential

# Partnership Situation Analysis

## Management Case: Partnership GAAP Financial Projections

*($ in millions)*

| | Provided by Partnership Management (GAAP) | | | | |
|---|---|---|---|---|---|
| | For the Years Ending December 31, | | | | |
| | 2019E | 2020E | 2021E | 2022E | 2023E |
| **Net Voyage Revenue** | **$1,140.9** | **$1,082.1** | **$1,003.8** | **$981.9** | **$882.1** |
| *Expenses* | | | | | |
| Operating Expenses | ($444.4) | ($436.0) | ($397.8) | ($386.3) | ($367.1) |
| Charter Hire Expense | (51.0) | (32.2) | (6.9) | (50.9) | (58.1) |
| General & Administrative | (71.9) | (67.2) | (56.5) | (51.1) | (50.3) |
| **Total Expenses** | **($567.3)** | **($535.4)** | **($461.2)** | **($488.4)** | **($475.5)** |
| **EBITDA** | **$573.7** | **$546.7** | **$542.7** | **$493.5** | **$406.6** |
| Less: Depreciation Expense | (324.2) | (319.3) | (327.1) | (329.4) | (320.4) |
| Less: Drydock Amortization | (29.4) | (28.0) | (28.3) | (32.3) | (35.6) |
| **EBIT** | **$220.1** | **$199.4** | **$187.3** | **$131.8** | **$50.6** |
| Less: Interest Expense | (220.8) | (219.3) | (217.5) | (204.1) | (195.5) |
| **EBT** | **($0.7)** | **($19.9)** | **($30.2)** | **($72.3)** | **($144.8)** |
| Plus: Equity Income from JVs | 36.5 | 49.8 | 53.7 | 52.9 | 53.2 |
| Less: Tax Expense | (6.0) | (5.9) | (4.9) | (1.9) | (1.7) |
| **Net Income / (Loss)** | **$29.7** | **$24.1** | **$18.5** | **($21.4)** | **($93.3)** |
| **Adjusted EBITDA** | **$670.3** | **$644.0** | **$639.1** | **$586.9** | **$498.7** |
| ***Cash Flow Detail*** | | | | | |
| **Cash Flow from Operations** | **$288.9** | **$336.6** | **$358.3** | **$321.6** | **$231.4** |
| Prepayment of Long-Term Debt | ($457.5) | $-- | $-- | $-- | $-- |
| Scheduled Repayment of Long-Term Debt | (628.9) | (633.5) | (561.8) | (690.4) | (1,114.9) |
| Proceeds from Issuance of Long-Term Debt | 1,100.5 | 652.4 | 323.3 | 275.0 | 844.0 |
| Distributions to Noncontrolling Interest | (2.8) | 2.6 | 9.4 | (7.1) | (7.0) |
| Cash Distributions Paid to Preferred Shares | (31.8) | (31.8) | (31.8) | (31.8) | (31.8) |
| **Cash Flow from Financing** | **($20.5)** | **($10.3)** | **($260.8)** | **($454.2)** | **($309.7)** |
| Vessel & Equipment Capital Expenditures | ($315.0) | ($396.0) | ($75.0) | $-- | $-- |
| Proceeds from Vessel Dispositions & Equipment Sales | 46.0 | 20.5 | 12.0 | 13.0 | 16.0 |
| **Cash Flow from Investing** | **($269.0)** | **($375.5)** | **($63.0)** | **$13.0** | **$16.0** |
| ***Change in Cash*** | ***($0.6)*** | ***($49.1)*** | ***$34.5*** | ***($119.6)*** | ***($62.3)*** |
| ***Ending Cash Balance*** | ***224.4*** | ***175.3*** | ***209.8*** | ***90.2*** | ***27.9*** |
| ***Ending Debt Balance*** | ***3,119.8*** | ***3,138.7*** | ***2,900.3*** | ***2,489.9*** | ***2,232.9*** |
| ***Net Debt / EBITDA*** | ***5.0x*** | ***5.4x*** | ***5.0x*** | ***4.9x*** | ***5.4x*** |
| ***Total Liquidity*** | ***$228.8*** | ***$179.7*** | ***$214.1*** | ***$94.6*** | ***$32.2*** |
| ***Minimum Liquidity Covenants Requirement*** | ***156.0*** | ***156.9*** | ***145.0*** | ***124.5*** | ***111.6*** |
| ***Liquidity Surplus / (Deficit)*** | ***$72.8*** | ***$22.7*** | ***$69.1*** | ***($29.9)*** | ***($79.4)*** |

Source: Partnership management

EVERCORE 28

Preliminary Draft - Confidential Sensitivity Cases

Preliminary Draft - Confidential Partnership Situation Analysis Sensitivity Cases: TOO Financial Projections Assumptions 1 Sensitivity Case 1 2 Sensitivity Case 2 Shuttle Tanker 3 Sensitivity Case 3 Assumes the current debt rolls with the extension Shuttle Tanker Source: Partnership management 29 Assumes unit stays on station with the Management Case assumptions Petrojarl Knarr Petrojarl I Unit stays on contract throughout the forecast period Unit stays on contract throughout the forecast period Assumes same terms as year 3 of the current contract Piranema Spirit 4th Canada East Coast shuttle tanker is added to the fleet Assumes 75% leverage and L+225 financing (similar to first four North Sea new-builds) Starts operations in June 2022 4th Canada East Coast Unit redelivers in March 2021 and Partnership receives termination fee of $* Vessel is sold for the purchase option price of $*and the outstanding debt balance is repaid ($360mm). Shell has a purchase option for $* Petrojarl Knarr Unit stays on contract throughout the forecast period Assumes the current debt rolls over with the extension Petrojarl I Unit stays on contract throughout the forecast period Assumes same terms as year 3 of the current contract Piranema Spirit 4th Canada East Coast shuttle tanker is added to the fleet Assumes 75% leverage and L+225 financing (similar to first four North Sea new-builds) Starts operations in June 2022 4th Canada East Coast Unit redelivers in March 2021 and Partnership receives termination fee of $* The termination fee is used to repay banks to roll debt facilities Petrojarl Knarr Other than as noted below, all assumptions in Sensitivity Cases are the same as Management Case CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN GRANTED WITH RESPECT TO THIS OMITTED INFORMATION.

Preliminary Draft - Confidential Partnership Situation Analysis ($ in millions) Sensitivity Case 1: Proportional Cash Operating Earnings by Segment 1 $750.0 $650.0 $7.7 $7.7 $550.0 $450.0 $350.0 $250.0 $150.0 $50.0 .1 ($50.0) FPSOs (Including 50% JVs) FSOs Shuttle Tankers Towage Other Source: Partnership management 30 $659.8 $659.8 $654.0 $658.1 $624.7 $624.7 $19.1 $14.4 $19.1 $14.4 $47.7 $25.3 $47.7 $604.4 $250.4 $250.4 $237.5 ($6.0) $237.5 ($6.0) $278.0 $25.3 $54.5 $506.8 $504.4 $278.0 $270.1 $11.5 $54.5 $11.5 $53.3 $409.3 $270.1 $235.5 $13.1 $53.3 $13 $74.2 $74.2 $81.6 $81.6 $235.5 $48.6 $48.6 $301.6 $301.6 $303.9 $303.9 $45.1 $254.4 $258.5 $223.2 $40.8 $45.1 $161.7 $125.5 $40.8 $66.6 Management Sensitivity Management Sensitivity Management Sensitivity Management Sensitivity Management Sensitivity Case Case 1 Case Case 1 Case Case 1 Case Case 1 Case Case 1 2021E 2022E 2023E 2020E 2019E

Preliminary Draft - Confidential

# Partnership Situation Analysis

## 1 Sensitivity Case 1: Partnership GAAP Financial Projections

*($ in millions)*

**Provided by Partnership Management (GAAP)**

For the Years Ending December 31,

| | 2019E | 2020E | 2021E | 2022E | 2023E |
|---|---|---|---|---|---|
| **Net Voyage Revenue** | **$1,140.9** | **$1,108.7** | **$947.8** | **$781.9** | **$720.4** |
| *Expenses* | | | | | |
| Operating Expenses | ($444.4) | ($437.7) | ($365.0) | ($340.8) | ($319.5) |
| Charter Hire Expense | (51.0) | (32.2) | (6.9) | (50.9) | (58.1) |
| General & Administrative | (71.9) | (65.3) | (52.5) | (45.6) | (44.6) |
| **Total Expenses** | **($567.3)** | **($535.2)** | **($424.4)** | **($437.3)** | **($422.2)** |
| **EBITDA** | **$573.7** | **$573.5** | **$523.4** | **$344.6** | **$298.2** |
| Less: Depreciation Expense | (324.2) | (319.3) | (327.1) | (329.4) | (320.4) |
| Less: Drydock Amortization | (29.4) | (28.0) | (28.3) | (32.3) | (35.6) |
| **EBIT** | **$220.1** | **$226.2** | **$168.0** | **($17.1)** | **($57.8)** |
| Less: Interest Expense | (220.8) | (219.2) | (214.4) | (201.7) | (193.6) |
| **EBT** | **($0.7)** | **$7.1** | **($46.4)** | **($218.8)** | **($251.4)** |
| Plus: Equity Income from JVs | 36.5 | 49.8 | 53.7 | 52.9 | 53.2 |
| Less: Tax Expense | (6.0) | (5.9) | (4.9) | (1.9) | (1.7) |
| **Net Income / (Loss)** | **$29.7** | **$51.0** | **$2.3** | **($167.9)** | **($199.9)** |
| **Adjusted EBITDA** | **$670.3** | **$670.8** | **$619.8** | **$438.1** | **$390.2** |
| *Cash Flow Detail* | | | | | |
| **Cash Flow from Operations** | **$304.8** | **$366.4** | **$365.5** | **$226.4** | **$138.2** |
| Prepayment of Long-Term Debt | ($457.5) | $-- | ($80.0) | $-- | $-- |
| Scheduled Repayment of Long-Term Debt | (628.9) | (633.5) | (555.1) | (660.4) | (1,110.1) |
| Proceeds from Issuance of Long-Term Debt | 1,100.5 | 652.4 | 323.3 | 275.0 | 844.0 |
| Distributions to Noncontrolling Interest | (2.8) | 2.6 | 9.4 | (7.1) | (7.0) |
| Cash Distributions Paid to Preferred Shares | (31.8) | (31.8) | (31.8) | (31.8) | (31.8) |
| **Cash Flow from Financing** | **($20.5)** | **($10.3)** | **($334.1)** | **($424.2)** | **($304.9)** |
| Vessel & Equipment Capital Expenditures | ($315.0) | ($396.0) | ($75.0) | $-- | $-- |
| Proceeds from Vessel Dispositions & Equipment Sales | 46.0 | 20.5 | 12.0 | 13.0 | 16.0 |
| **Cash Flow from Investing** | **($269.0)** | **($375.5)** | **($63.0)** | **$13.0** | **$16.0** |
| ***Change in Cash*** | *$15.3* | *($19.4)* | *($31.7)* | *($184.8)* | *($150.7)* |
| ***Ending Cash Balance*** | *240.3* | *220.9* | *189.3* | *4.5* | *(146.2)* |
| ***Ending Debt Balance*** | *3,119.8* | *3,138.7* | *2,826.9* | *2,446.6* | *2,194.5* |
| ***Net Debt / EBITDA*** | *5.0x* | *5.1x* | *5.0x* | *7.1x* | *7.8x* |
| ***Total Liquidity*** | *$239.6* | *$220.2* | *$188.6* | *$3.8* | *($146.9)* |
| ***Minimum Liquidity Covenants Requirement*** | *156.0* | *156.9* | *141.3* | *122.3* | *109.7* |
| ***Liquidity Surplus / (Deficit)*** | *$83.6* | *$63.3* | *$47.2* | *($118.5)* | *($256.6)* |

Source: Partnership management

EVERCORE 31

Preliminary Draft - Confidential Partnership Situation Analysis ($ in millions) Sensitivity Case 2: Proportional Cash Operating Earnings by Segment 2 $750.0 $19.1 $650.0 $7.7 $7.7 $550.0 $450.0 $350.0 $250.0 $150.0 $50.0 $11.5 $11.5 ($50.0) FPSOs (Including 50% JVs) FSOs Shuttle Tankers Towage Other Source: Partnership management 32 $659.8 $670.3 $654.0 $672.7 $47.7 $604.4 $624.7 $624.7 $19.1 $250.4 $47.7 $250.4 $237.5 ($6.0) $237.5 ($6.0) $278.0 $278.0 $54.5 $548.6 $270.1 $54.5 $504.4 $501.4 $53.3 $53.3 $279.9 $235.5 $253.1 $74.2 $74.2 $81.6 $81.6 $48.6 $48.6 $312.0 $301.6 $303.9 $303.9 $273.2 $45.1 $254.4 $223.2 $45.1 $40.8 $40.8 $161.7 $157.6 $141.1 $25.3 $25.3 $14.4 $14.4 $13.1 $13.1 Management Sensitivity Management Sensitivity Management Sensitivity Management Sensitivity Management Sensitivity Case Case 2 Case Case 2 Case Case 2 Case Case 2 Case Case 2 2021E 2022E 2023E 2020E 2019E

Preliminary Draft - Confidential

# Partnership Situation Analysis

## 2 Sensitivity Case 2: Partnership GAAP Financial Projections

*($ in millions)*

**Provided by Partnership Management (GAAP)**

| | For the Years Ending December 31, | | | | |
|---|---|---|---|---|---|
| | 2019E | 2020E | 2021E | 2022E | 2023E |
| **Net Voyage Revenue** | **$1,140.9** | **$1,135.1** | **$989.4** | **$878.0** | **$865.8** |
| *Expenses* | | | | | |
| Operating Expenses | ($444.4) | ($444.3) | ($380.1) | ($366.8) | ($373.2) |
| Charter Hire Expense | (51.0) | (32.2) | (6.9) | (50.9) | (58.1) |
| General & Administrative | (71.9) | (67.2) | (54.4) | (52.8) | (52.8) |
| **Total Expenses** | **($567.3)** | **($543.8)** | **($441.4)** | **($470.6)** | **($484.1)** |
| **EBITDA** | **$573.7** | **$591.3** | **$547.9** | **$407.4** | **$381.7** |
| Less: Depreciation Expense | (324.2) | (319.3) | (328.0) | (334.4) | (327.7) |
| Less: Drydock Amortization | (29.4) | (28.0) | (28.3) | (32.3) | (35.6) |
| **EBIT** | **$220.1** | **$244.0** | **$191.6** | **$40.6** | **$18.4** |
| Less: Interest Expense | (220.8) | (219.3) | (195.2) | (183.8) | (183.2) |
| **EBT** | **($0.7)** | **$24.7** | **($3.6)** | **($143.1)** | **($164.8)** |
| Plus: Equity Income from JVs | 36.5 | 49.8 | 53.7 | 52.9 | 53.2 |
| Less: Tax Expense | (6.0) | (5.9) | (4.9) | (2.1) | (2.0) |
| **Net Income / (Loss)** | **$29.7** | **$68.7** | **$45.2** | **($92.4)** | **($113.6)** |
| **Adjusted EBITDA** | **$670.3** | **$688.6** | **$644.4** | **$500.9** | **$473.8** |
| *Cash Flow Detail* | | | | | |
| **Cash Flow from Operations** | **$300.8** | **$341.9** | **$400.0** | **$286.0** | **$240.3** |
| Prepayment of Long-Term Debt | ($457.5) | $-- | ($485.5) | $-- | $-- |
| Scheduled Repayment of Long-Term Debt | (628.9) | (633.5) | (491.9) | (597.1) | (1,071.7) |
| Proceeds from Issuance of Long-Term Debt | 1,100.5 | 652.4 | 358.0 | 452.0 | 844.0 |
| Distributions to Noncontrolling Interest | (2.8) | 2.6 | 9.4 | (7.1) | (7.0) |
| Cash Distributions Paid to Preferred Shares | (31.8) | (31.8) | (31.8) | (31.8) | (31.8) |
| **Cash Flow from Financing** | **($20.5)** | **($10.3)** | **($641.8)** | **($184.0)** | **($266.5)** |
| Vessel & Equipment Capital Expenditures | ($321.3) | ($415.7) | ($99.2) | ($121.8) | $-- |
| Proceeds from Vessel Dispositions & Equipment Sales | 46.0 | 20.5 | 759.0 | 13.0 | 16.0 |
| **Cash Flow from Investing** | **($275.3)** | **($395.2)** | **$659.8** | **($108.8)** | **$16.0** |
| ***Change in Cash*** | ***$4.9*** | ***($63.6)*** | ***$418.0*** | ***($6.8)*** | ***($10.2)*** |
| ***Ending Cash Balance*** | ***230.0*** | ***166.4*** | ***584.4*** | ***577.6*** | ***567.4*** |
| ***Ending Debt Balance*** | ***3,119.8*** | ***3,138.7*** | ***2,519.3*** | ***2,379.2*** | ***2,165.5*** |
| ***Net Debt / EBITDA*** | ***5.0x*** | ***5.0x*** | ***3.5x*** | ***4.4x*** | ***4.2x*** |
| ***Total Liquidity*** | ***$229.3*** | ***$165.8*** | ***$583.8*** | ***$578.5*** | ***$567.4*** |
| ***Minimum Liquidity Covenants Requirement*** | ***156.0*** | ***156.9*** | ***126.0*** | ***119.0*** | ***108.3*** |
| ***Liquidity Surplus / (Deficit)*** | ***$73.3*** | ***$8.9*** | ***$457.8*** | ***$459.6*** | ***$459.1*** |

Source: Partnership management

EVERCORE 33

Preliminary Draft - Confidential Partnership Situation Analysis ($ in millions) Sensitivity Case 3: Proportional Cash Operating Earnings by Segment 3 $750.0 $646.3 $19.1 $650.0 $7.7 $7.7 $550.0 $450.0 $350.0 $250.0 $150.0 $50.0 $11.5 $11.5 ($50.0) FPSOs (Including 50% JVs) FSOs Shuttle Tankers Towage Other Source: Partnership management 34 $659.8 $670.3 $654.0 $668.6 $47.7 $624.7 $624.7 $19.1 $250.4 $47.7 $604.4 $54.5 $596.4 $250.4 ($6.0) ($6.0) $278.0 $237.5 $237.5 $278.0 $54.5 $279.9 $504.4 $53.3 $270.1 $253.1 $53.3 $235.5 $74.2 $74.2 $81.6 $81.6 $48.6 $48.6 $312.0 $45.1 $301.6 $303.9 $303.9 $269.0 $40.8 $45.1 $254.4 $255.2 $236.2 $223.2 $40.8 $161.7 $25.3 $25.3 $14.4 $14.4 $13.1 $13.1 Management Sensitivity Management Sensitivity Management Sensitivity Management Sensitivity Management Sensitivity Case Case 3 Case Case 3 Case Case 3 Case Case 3 Case Case 3 2021E 2022E 2023E 2020E 2019E

Preliminary Draft - Confidential

# Partnership Situation Analysis

## 3 Sensitivity Case 3: Partnership GAAP Financial Projections

*($ in millions)*

**Provided by Partnership Management (GAAP)**

| | For the Years Ending December 31, | | | | |
|---|---|---|---|---|---|
| | 2019E | 2020E | 2021E | 2022E | 2023E |
| **Net Voyage Revenue** | **$1,140.9** | **$1,104.9** | **$1,045.5** | **$1,077.9** | **$1,027.6** |
| *Expenses* | | | | | |
| Operating Expenses | ($444.4) | ($442.6) | ($412.9) | ($412.3) | ($420.8) |
| Charter Hire Expense | (51.0) | (32.2) | (6.9) | (50.9) | (58.1) |
| General & Administrative | (71.9) | (67.2) | (58.4) | (58.4) | (58.5) |
| **Total Expenses** | **($567.3)** | **($542.1)** | **($478.2)** | **($521.6)** | **($537.4)** |
| **EBITDA** | **$573.7** | **$562.8** | **$567.2** | **$556.3** | **$490.2** |
| Less: Depreciation Expense | (324.2) | (319.3) | (328.0) | (334.4) | (327.7) |
| Less: Drydock Amortization | (29.4) | (28.0) | (28.3) | (32.3) | (35.6) |
| **EBIT** | **$220.1** | **$215.6** | **$210.9** | **$189.5** | **$126.9** |
| Less: Interest Expense | (220.8) | (219.4) | (217.6) | (205.9) | (202.3) |
| **EBT** | **($0.7)** | **($3.8)** | **($6.6)** | **($16.4)** | **($75.5)** |
| Plus: Equity Income from JVs | 36.5 | 49.8 | 53.7 | 52.9 | 53.2 |
| Less: Tax Expense | (6.0) | (5.9) | (4.9) | (2.1) | (2.0) |
| **Net Income / (Loss)** | **$29.7** | **$40.2** | **$42.1** | **$34.4** | **($24.3)** |
| **Adjusted EBITDA** | **$670.3** | **$660.1** | **$663.7** | **$649.8** | **$582.2** |
| ***Cash Flow Detail*** | | | | | |
| **Cash Flow from Operations** | **$288.9** | **$343.5** | **$373.5** | **$361.5** | **$316.2** |
| Prepayment of Long-Term Debt | ($457.5) | $-- | $-- | $-- | $-- |
| Scheduled Repayment of Long-Term Debt | (628.9) | (633.5) | (561.8) | (690.4) | (1,134.9) |
| Proceeds from Issuance of Long-Term Debt | 1,100.5 | 652.4 | 358.0 | 452.0 | 844.0 |
| Distributions to Noncontrolling Interest | (2.8) | 2.6 | 9.4 | (7.1) | (7.0) |
| Cash Distributions Paid to Preferred Shares | (31.8) | (31.8) | (31.8) | (31.8) | (31.8) |
| **Cash Flow from Financing** | **($20.5)** | **($10.3)** | **($226.2)** | **($277.2)** | **($329.7)** |
| Vessel & Equipment Capital Expenditures | ($321.3) | ($415.7) | ($99.2) | ($121.8) | $-- |
| Proceeds from Vessel Dispositions & Equipment Sales | 46.0 | 20.5 | 12.0 | 13.0 | 16.0 |
| **Cash Flow from Investing** | **($275.3)** | **($395.2)** | **($87.2)** | **($108.8)** | **$16.0** |
| ***Change in Cash*** | ***($6.9)*** | ***($62.0)*** | ***$60.2*** | ***($24.5)*** | ***$2.5*** |
| ***Ending Cash Balance*** | ***218.1*** | ***156.1*** | ***216.3*** | ***191.7*** | ***194.3*** |
| ***Ending Debt Balance*** | ***3,119.8*** | ***3,138.7*** | ***2,934.9*** | ***2,701.5*** | ***2,424.6*** |
| ***Net Debt / EBITDA*** | ***5.1x*** | ***5.3x*** | ***4.8x*** | ***4.5x*** | ***4.5x*** |
| ***Total Liquidity*** | ***$222.4*** | ***$160.5*** | ***$220.6*** | ***$197.6*** | ***$199.1*** |
| ***Minimum Liquidity Covenants Requirement*** | ***156.0*** | ***156.9*** | ***146.7*** | ***135.1*** | ***121.2*** |
| ***Liquidity Surplus / (Deficit)*** | ***$66.5*** | ***$3.5*** | ***$73.9*** | ***$62.5*** | ***$77.9*** |

Source: Partnership management

EVERCORE

35

Preliminary Draft - Confidential IV. Preliminary Valuation of the Common Units

Preliminary Draft - Confidential

# Preliminary Valuation of the Common Units

## Valuation Methodologies

**Evercore utilized the Partnership Financial Projections and the following methodologies to analyze the value of the Common Units:**

| Methodology | Description | Metrics/Assumptions |
|---|---|---|
| Discounted Cash Flow Analysis ("DCF") | ■ Values the Common Units on the concept of the time value of money<br>■ Based on the TOO Financial Projections, Evercore:<br>▶ Utilized varying WACC discount rates to derive valuation ranges for TOO's assets based on their unlevered cash flows<br>▶ Calculated terminal values based on a range of multiples of EBITDA as well as a range of perpetuity growth rates | ■ Discounted the projected cash flows to March 31, 2019<br>■ EBITDA exit multiple of 7.50x to 8.50x<br>■ Perpetuity growth rate of 1.50% to 2.00%<br>■ WACC of 9.0% to 10.0% based on capital asset pricing model ("CAPM") |
| Peer Group Trading Analysis | ■ Values the Common Units based on current market enterprise value multiples of relevant EBITDA metrics<br>■ Peer trading comparables: Golar LNG Partners L.P., Höegh LNG Partners LP, KNOT Offshore Partners LP and BW Offshore | ■ Enterprise value / EBITDA multiples applied to 2019E and 2020E EBITDA |
| Precedent M&A Transactions Analysis | ■ Values the Common Units based on multiples of transaction value to EBITDA in historical transactions involving FPSO, Shuttle Tanker and Towage assets similar to those owned by the Partnership | ■ Enterprise value / EBITDA multiples applied to 2019E |
| Sum-of-the-Parts Analysis ("SOTP") | ■ Values the Common Units based on the implied intrinsic value of TOO's respective vessel segments:<br>▶ Values FPSOs based on current market enterprise value multiples of relevant EBITDA multiples and discounted cash flows through the useful life of the vessels<br>▶ Values Shuttle Tankers based on third party appraisals<br>▶ Values FSOs based on current market enterprise value multiples of relevant EBITDA multiples<br>▶ Values Towage assets based on third party appraisals<br>▶ Values FAU/UMS asset based on third party appraisals and discounted cash flows through the useful life of the vessel<br>■ Total implied asset value from TOO's respective vessel segments adjusted by segment level secured debt and cash and corporate level unsecured debt, cash and preferred equity | ■ Vessel appraisals from third party broker as provided by Partnership management<br>■ Vessel discounted cash flows value provided by Partnership management<br>▶ FPSO discount rate of 10.0% with FAU/UMS at 8.0% |

EVERCORE

36

Preliminary Draft - Confidential Preliminary Valuation of the Common Units Valuation Summary High / Low $4.50 $4.00 $3.50 $3.00 $2.50 $2.00 $1.50 $1.00 $0.50 $--Assumptions Low/HighCurrent: Source: Partnership management, Partnership filings, FactSet as of June 26, 2019 Note: This summary of certain analyses is provided for illustrative purposes. It does not represent all of the analyses performed by Evercore and should be considered with the information elsewhere in this presentation 37 TOO Common Unit Valuation Range ($ per unit) 9.00% - 10.00% WACC 2023E EBITDA Perpetuity Exit Multiple: Growth Rate: 7.50x - 8.50x 1.50% - 2.00% 2019E EBITDA: 2020E EBITDA: $670.3 million $644.0 million EBITDA Multiple: EBITDA Multiple: 6.00x - 7.00x 5.75x - 6.75x 2019E EBITDA: $670.3 million EBITDA Multiple: 6.30x - 7.00x As Described on Pages 46-47 Median Premium: 1-Day Prior Spot: 10.3% 30-Day VWAP: 10.2% 60-Day VWAP: 10.7% 52-Week 122.3% - 46.2% 52-Week Low/High-Offer: 101.9% - 38.5% Discounted Cash Flow Analysis Peer Group Trading Analysis Precedent M&A Analysis Sum-of-the-Parts Reference Ranges EBITDA Multiple Perpetuity Growth Rate 2019E EBITDA 2020E EBITDA 2019E EBITDA Analysis MLP Premiums Paid 52-Week $3.62 $2.73 $2.17 $2.21 $2.21 $1.39 $1.62 $1.37 ($0.18) $1.05 $1.25 $1.03 $0.56 $0.59 $0.48 $0.50 Proposed Consideration (5/17/19): $1.05 Unaffected Common Unit Price (5/16/19): $1.21

Preliminary Draft - Confidential Preliminary Valuation of the Common Units Sensitivity Cases Valuation Summary Trading Analysis Case Three $4.50 $4.00 $3.50 $3.00 $2.50 $2.00 $1.50 $1.00 $0.50 $--Assumptions Source: Partnership management, Partnership filings, FactSet as of June 26, 2019 Note: This summary of certain analyses is provided for illustrative purposes. It does not represent all of the analyses performed by Evercore and should be considered with the information elsewhere in this presentation 38 TOO Common Unit Valuation Range ($ per unit) 9.00% - 10.00% WACC 2023E EBITDA Perpetuity Exit Multiple: Growth Rate: 7.50x - 8.50x 1.50% - 2.00% 2020E EBITDA: $644.0 million $670.8 million $688.6 million $660.1 million EBITDA Multiple: 5.75x - 6.75x Discounted Cash Flow Analysis Peer Group Management Case Sensitivity Case One Sensitivity Case Two Sensitivity Case Three Management Case Sensitivity Case One Sensitivity Case Two Sensitivity EBITDA Multiple Perpetuity Growth Rate EBITDA Multiple Perpetuity Growth Rate EBITDA Multiple Perpetuity Growth Rate EBITDA Multiple Perpetuity Growth Rate 2020E EBITDA 2020E EBITDA 2020E EBITDA 2020E EBITDA $3.95 $3.18 $2.71 $2.41 $2.17 $2.10 $1.62 $1.88 $1.52 $1.30 $1.39 $1.81 $1.64 $1.37 ($0.18) $0.04 $0.48 $0.50 Below Zero ($0.08) _ ($0.99) $0.00 _ ($1.24) $0.44 $0.19 Proposed Consideration (5/17/19): $1.05 Unaffected Common Unit Price (5/16/19): $1.21

Preliminary Draft - Confidential Preliminary Valuation of the Common Units Discounted Cash Flow Analysis ($ in millions, except per unit amounts) For the Nine Months Ending December 31, For the Years Ending December 31, Terminal Value EBITDA Exit Multiple Perpetuity Growth Rate 2019E 2020E 2021E 2022E 2023E EBITDA Less: Drydock Expense1 Less: Vessel & Equipment Capital Expenditures Plus: Proceeds from Vessel Dispositions & Equipment Sales Less: Increase in Net Working Capial Less: Replacement Capital Expenditures2 $474.6 (14.4) (247.0) 46.0 (56.7) --$644.0 (35.0) (396.0) 20.5 5.9 --$639.1 (29.9) (75.0) 12.0 3.7 --$586.9 (21.5) --13.0 5.5 --$498.7 (28.4) --16.0 (6.7) --$498.7 $498.7 (28.7) ---- --(155.6) Unlevered Free Cash Flow $202.6 $239.4 $549.8 $584.0 $479.6 $498.7 $314.4 EBITDA Exit Multiple / Perpetuity Growth Rate 8.00x 1.75% Terminal Value $3,989.4 – $4,127.5 Present Value of Terminal Value @ 9.5% WACC Plus: Present Value of Unlevered Free Cash Flow @ 9.5% WACC $2,591.6 – 1,618.2 $2,681.3 Implied Enterprise Value Range Less: Net Debt Outstanding as of March 31, 2019 Less: FPSO JV Net Debt Less: Series A, B & E Preferred Equity (Liquidation Value) Less: Noncontrolling Interest $4,209.9 – (3,018.3) (329.9) (395.0) (35.2) $4,299.6 Total Partnership Units Outstanding3 414.268 EBITDA Exit Multiple Sensitivities Perpetuity Growth Rate Sensitivities EBITDA Exit Multiple Perpetuity Growth Rate Source: Partnership management, Partnership filings 1. 2. 3. Drydock expenses in perpetuity growth rate terminal year represents the average value from 2020E to 2023E Replacement capital expenditures in perpetuity growth rate terminal year represents vessel appraisal of fleet provided by TOO management multiplied by depreciation factor of 4.5% Includes 0.76% general partner interest and dilutive effect of 0.525 million RSUs; unit count detail provided by TOO management 39 WACC WACC TOO Common Unit Range$0.50-$2.17 TOO Common Unit Range$0.48-$1.62 1.50%1.63%1.75%1.88%2.00% 9.00% 9.25% 9.50% 9.75% 10.00% $1.65$1.77$1.90$2.04$2.17 1.341.451.571.691.82 1.041.151.261.371.49 0.760.860.971.071.18 0.500.590.690.790.89 7.50x7.75x8.00x8.25x8.50x 9.00% 9.25% 9.50% 9.75% 10.00% $0.83$1.03$1.23$1.43$1.62 0.740.941.131.331.53 0.650.851.041.241.43 0.560.760.951.141.34 0.480.670.861.051.24 Implied Value per Common Unit Range $1.04 - $1.26 Implied Equity Value Range $431.5 - $521.2

Preliminary Draft - Confidential

# Preliminary Valuation of the Common Units

## Peer Group Trading

***($ in millions, except per unit / share amounts)***

### Peer Group Business Overview

| Partnership / C-Corp | Business Description | Remaining Charter Duration |
|---|---|---|
| ***Partnership & C-Corp Shipping Peers*** | | |
| Golar LNG Partners L.P. | Owner and operator of marine-based LNG midstream infrastructure, active in the liquefaction, transportation and regasification of natural gas. Interest in FLNG Hilli represents ~50% of LTM EBITDA and FSRUs and conventional LNG shipping represents ~50% of LTM EBITDA | 9.9 years |
| Hoegh LNG Partners LP | Pure-play owner and operator of FSRUs | 11.6 |
| KNOT Offshore Partners LP | Pure-play owner and operator of shuttle tankers | 7.8 |
| BW Offshore Ltd. | Primarily owner and operator of FPSOs with a small E&P upstream business. The FPSO and E&P upstream business represented 89% and 11% of total revenue and 90% and 10% of EBITDA in Q4 2018, respectively | 4.5 |
| **Teekay Offshore Partners L.P.** | **Owner and operator of FPSOs, FSOs, Shuttle Tankers, Towage vessels and UMSs** | **3.4** |

### Peer Group Trading Metrics

| Partnership / C-Corp | Primary Vessel Type Owned | Price 6/26/19 | % of 52-Week High | Equity Value | Enterprise Value | Enterprise Value / EBITDA 2019E | 2020E | 2021E | Total Debt / LTM EBITDA | Distribution Yield Current | 2019E | 2020E |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| ***Partnership & C-Corp Shipping Peers*** | | | | | | | | | | | | |
| Golar LNG Partners L.P. | LNG / FSRUs | $11.16 | 65.7% | $790.9 | $2,151.7 | 9.4x | 8.9x | 9.1x | 6.1x | 14.5% | 14.5% | 14.5% |
| Hoegh LNG Partners LP | FSRUs | 16.98 | 85.0% | 563.8 | 1,114.0 | 9.5 | 8.4 | 8.6 | 5.3 | 10.4% | 10.4% | 10.4% |
| KNOT Offshore Partners LP | Shuttle Tankers | 19.06 | 83.8% | 634.9 | 1,747.4 | 8.2 | 8.4 | NM | 5.3 | 10.9% | 10.9% | 10.9% |
| BW Offshore Ltd. | FPSOs | 6.24 | 73.8% | 1,153.5 | 2,658.5 | 4.2 | 3.9 | 4.2 | 2.4 | –% | –% | –% |
| **Mean** | | | | | | **7.8x** | **7.4x** | **7.3x** | **4.8x** | **8.9%** | **8.9%** | **8.9%** |
| **Median** | | | | | | **8.8** | **8.4** | **8.6** | **5.3** | **10.6%** | **10.6%** | **10.6%** |
| **Teekay Offshore Partners L.P.[1]** | **FPSOs/Shuttle** | **$1.26** | **46.2%** | **$522.0** | **$4,300.3** | **6.4x** | **6.7x** | **6.7x** | **5.4x** | **–%** | **–%** | **–%** |
| **Teekay Offshore Partners L.P. (5/16/19)[1]** | **FPSOs/Shuttle** | **$1.21** | **38.8%** | **$501.3** | **$4,279.6** | **6.4x** | **6.6x** | **6.7x** | **5.4x** | **–%** | **–%** | **–%** |

Source: Partnership management, public filings, press releases, Wall Street research, FactSet as of May 16, 2019 and June 26, 2019
Note: Golar LNG Partners L.P., Höegh LNG Partners LP, KNOT Offshore Partners LP and Teekay Offshore Partners L.P. classify as Partnerships; BW Offshore Ltd. classifies as a C-Corp; metrics include restricted cash and respective general partner interest
1. Metrics on a proportional basis and include the effects of JVs

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Preliminary Draft - Confidential Preliminary Valuation of the Common Units TOO Peer Group Historical EV / NTM EBITDA Historical Enterprise Value / NTM EBITDA Trading Multiples 14.0x $120.00 HMLP, KNOP 12.0x $100.00 10.0x $80.00 8.0x $60.00 6.0x $40.00 4.0x $20.00 2.0x 0.0x $--Jun-11 Apr-12 Jan-13 Nov-13 Aug-14 Jun-15 Apr-16 Jan-17 Nov-17 WTI Aug-18 Jun-19 TOO BWO Average GMLP, HMLP, KNOP Source: Partnership filings, FactSet as of June 2019 Note: TOO EV/NTM EBITDA and average EV/NTM EBITDA shown through December 31, 2018 41 WTI ($/bbl) EV/NTM EBITDA GMLP, 9.0x 8.3x 5.9x 5.7x 5.2x 4.0x Last Four Years Average TOO EV/NTM Multiple Last Four Years Average BWO EV/NTM Multiple Last Four Years Average EV/NTM Multiple Four Year Averages TOO5.9x BWO 5.2 Average GMLP, HMLP, KNOP 8.3

Preliminary Draft - Confidential

# Preliminary Valuation of the Common Units

## Peer Group Trading Analysis: TOO Financial Projections

***($ in millions, except per unit amounts)***

### Peer Trading Analysis Summary Results

| | | | |
|---|---|---|---|
| ***2019E Peer Trading Summary*** | | | |
| 2019E Adjusted EBITDA | | $670.3 | |
| EBITDA Multiple | 6.00x | - | 7.00x |
| **Implied Enterprise Value Range** | **$4,021.8** | - | **$4,692.1** |
| Less: Net Debt Outstanding as of March 31, 2019 | | (3,018.3) | |
| Less: FPSO JV Net Debt | | (329.9) | |
| Less: Series A, B & E Preferred Equity (Liquidation Value) | | (395.0) | |
| Less: Noncontrolling Interest | | (35.2) | |
| **Implied Equity Value Range** | **$243.5** | **-** | **$913.8** |
| Total Partnership Units Outstanding[1] | | 414.268 | |
| **Implied Value per Common Unit Range** | **$0.59** | **-** | **$2.21** |

| | | | |
|---|---|---|---|
| ***2020E Peer Trading Summary*** | | | |
| 2020E Adjusted EBITDA | | $644.0 | |
| EBITDA Multiple | 5.75x | - | 6.75x |
| **Implied Enterprise Value Range** | **$3,702.8** | - | **$4,346.7** |
| Less: Net Debt Outstanding as of March 31, 2019 | | (3,018.3) | |
| Less: FPSO JV Net Debt | | (329.9) | |
| Less: Series A, B & E Preferred Equity (Liquidation Value) | | (395.0) | |
| Less: Noncontrolling Interest | | (35.2) | |
| **Implied Equity Value Range** | **($75.6)** | **-** | **$568.4** |
| Total Partnership Units Outstanding[1] | | 414.268 | |
| **Implied Value per Common Unit Range** | **($0.18)** | **-** | **$1.37** |

Source: Partnership management, public filings, press releases, FactSet
1. Includes 0.76% general partner interest and dilutive effect of 0.525 million RSUs; unit count detail provided by TOO management

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# Preliminary Valuation of the Common Units

## Precedent M&A Transactions

***($ in millions)***

| Date Announced | Acquiror / Seller | Transaction Consideration & Asset Dropdown | Announced Transaction Value ($mm) | Implied Full Transaction Value / EBITDA | Remaining Duration (years) |
|---|---|---|---|---|---|
| **Selected Corporate Transactions** | | | | | |
| ***Offshore Production, Storage and Transportation*** | | | | | |
| 4/29/2019 | Brookfield Business Partners L.P. / Teekay Corporation | 13.8% LP; 49.0% GP (TOO) | $100 | 6.3x | 3.4 years |
| 7/26/2017 | Brookfield Business Partners L.P. / Teekay Corporation | 59.5% LP; 49.0% GP (TOO) | 640 | 7.1 | 4.0 |
| 6/21/2010 | BW Offshore Ltd. / Prosafe Production Public Ltd. | 70.1% Equity Interest | 452 | 7.7 | NA |
| **Mean** | | | | **7.4x** | **3.7 years** |
| **Median** | | | | **7.1** | **3.7** |
| **Selected Dropdown Transactions** | | | | | |
| ***Floating Storage Regasification Units (FSRUs) / Floating Liquified Natural Gas Facilities (FLNG)*** | | | | | |
| 11/16/2017 | Höegh LNG Partners LP / Höegh LNG Holdings Ltd. | Höegh Grace | $352 | 8.3x | 9.0 years |
| 8/16/2017 | Golar LNG Partners LP / Golar LNG Ltd. | Golar Hilli | 658 | 8.0 | 8.6 |
| 12/1/2016 | Höegh LNG Partners LP / Höegh LNG Holdings Ltd. | Höegh Grace | 370 | 9.0 | 10.0 |
| 2/10/2016 | Golar LNG Partners LP / Golar LNG Ltd. | Golar Tundra | 330 | 7.5 | 5.3 |
| 8/12/2015 | Höegh LNG Partners LP / Höegh LNG Holdings Ltd. | Höegh Gallant | 370 | 9.3 | 4.6 |
| 12/15/2014 | Golar LNG Partners LP / Golar LNG Ltd. | Golar Eskimo (Years 5-10) | 390 | 9.3 | 5.0 |
| 12/15/2014 | Golar LNG Partners LP / Golar LNG Ltd. | Golar Eskimo (Years 1-5) | 390 | 8.5 | 5.0 |
| 12/5/2013 | Golar LNG Partners LP / Golar LNG Ltd. | Golar Igloo | 310 | 9.4 | 5.2 |
| 7/9/2012 | Golar LNG Partners LP / Golar LNG Ltd. | Nusantara Regas Satu | 385 | 9.0 | 10.5 |
| 10/6/2011 | Golar LNG Partners LP / Golar LNG Ltd. | Golar Freeze | 330 | 8.5 | 8.6 |
| **Mean** | | | | **8.7x** | **7.2 years** |
| **Median** | | | | **8.7** | **6.9** |
| ***Floating Production Storage and Offloading (FPSOs)*** | | | | | |
| 12/17/2014 | Teekay Offshore / Teekay Corporation | Petrojarl Knarr | $1,260 | NA | 9.6 years |
| 5/29/2013 | Teekay Offshore / Teekay Corporation (50% Interest) | Cidade de Itajai (Itajai) | 408 | 8.2 | NA |
| 8/15/2012 | Teekay Offshore / Teekay Corporation | Voyageur Spirit | 540 | 7.7 | 5.0 |
| 8/31/2010 | Teekay Offshore / Teekay Corporation | Rio das Ostras | 158 | 6.3 | 7.7 |
| 9/8/2009 | Teekay Offshore / Teekay Corporation | Petrojarl Varg | 320 | 5.8 | 4.0 |
| **Mean** | | | | **7.0x** | **6.6 years** |
| **Median** | | | | **7.0** | **6.3** |

Source: Partnership management, public filings, press releases, Wall Street research, FactSet

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Preliminary Draft - Confidential

# Preliminary Valuation of the Common Units

## Precedent M&A Transactions (cont'd)

**($ in millions)**

Selected Dropdown Transactions

| Date Announced | Acquiror / Seller | Transaction Consideration & Asset Dropdown | Announced Transaction Value ($mm) | Implied Full Transaction Value / EBITDA | Remaining Duration (years) |
|---|---|---|---|---|---|
| ***Shuttle Tankers*** | | | | | |
| 2/20/2018 | KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS | Anna Knutsen | $120 | NA | 4.4 years |
| 12/15/2017 | KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS | Brasil Knutsen | 96 | NA | 4.8 |
| 9/29/2017 | KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS | Lena Knutsen | 142 | 9.0 | 5.0 |
| 5/17/2017 | KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS | Vigdis Knutsen | 147 | 9.1 | 4.9 |
| 2/15/2017 | KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS | Tordis Knutsen | 147 | 9.1 | 4.9 |
| 11/1/2016 | KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS | Raquel Knutsen | 117 | 9.0 | 8.4 |
| 10/13/2015 | KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS | Ingrid Knutsen | 115 | 10.0 | 10.0 |
| 5/27/2015 | KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS | Dan Sabia | 103 | 11.4 | 8.0 |
| 12/10/2014 | KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS | Dan Cisne | 103 | 10.0 | 8.7 |
| 6/23/2014 | KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS | Hilda Knutsen and Torill Knutsen | 335 | NA | 4.3 |
| 7/12/2013 | KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS | Carmen Knutsen | 145 | 10.0 | 4.5 |
| 4/10/2013 | KNOT Offshore Partners LP / Knutsen NYK Offshore Tankers AS | Various | 560 | 11.4 | Various |
| 10/1/2011 | Teekay Offshore Operating L.P. / Teekay Corporation | Scott Spirit | 116 | NA | NA |
| 8/2/2011 | Teekay Offshore Operating L.P. / Teekay Corporation | Peary Spirit | 135 | NA | NA |
| **Mean** | | | | **9.9x** | **6.2 years** |
| **Median** | | | | **10.0** | **4.9** |

Source: Partnership management, public filings, press releases, Wall Street research, FactSet

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Preliminary Draft - Confidential Preliminary Valuation of the Common Units Precedent M&A Transaction Analysis: TOO Financial Projections ($ in millions, except per unit amounts) Precedent M&A Transaction Analysis Summary Results 2019E Precedent Transaction Summary 2019E Adjusted EBITDA $670.3 EBITDA Multiple 6.3x - 7.0x Implied Enterprise Value Range Less: Net Debt Outstanding as of March 31, 2019 Less: FPSO JV Net Debt Less: Series A, B & E Preferred Equity (Liquidation Value) Less: Noncontrolling Interest $4,213.3 - (3,018.3) (329.9) (395.0) (35.2) $4,692.1 Total Partnership Units Outstanding1 414.268 Source: Partnership management, public filings, press releases, FactSet 1. Includes 0.76% general partner interest and dilutive effect of 0.525 million RSUs; unit count detail provided by TOO management 45 Implied Value per Common Unit Range $1.05 - $2.21 Implied Equity Value Range $435.0 - $913.8

Preliminary Draft - Confidential

# Preliminary Valuation of the Common Units

## Sum-of-the-Parts Analysis: TOO Financial Projections – Proportional Basis

*($ in millions)*

### FPSO Summary Results

| | | | | |
|---|---|---|---|---|
| ***FPSOs (Including JVs) - EBITDA Multiple Method*** | | | | |
| 2019E EBITDA | | $327.2 | | |
| Implied EBITDA Multiple | | 5.0x | | |
| **Implied FPSO Enterprise Value Range** | | **$1,636.1** | | |
| Plus: FPSO Cash | | 51.1 | | |
| Less: FPSO Secured Debt | | (1,002.3) | | |
| **Implied FPSO Equity Value Range** | | **$685.0** | | |
| ***FPSOs (Including JVs) - Management NPV Method*** | | | | |
| FPSO Enterprise Value (TOO Management NPV of Useful Life FCF at 10.0%) | | $2,889.0 | | |
| Plus: FPSO Cash | | 51.1 | | |
| Less: FPSO Secured Debt | | (1,002.3) | | |
| **Implied FPSO Equity Value Range** | | **$1,937.9** | | |
| **Implied FPSO Equity Value Range (EBITDA Multiple & NPV Method)** | **$685.0** | **-** | | **$1,937.9** |

### Shuttle Tanker Summary Results

| | | | |
|---|---|---|---|
| ***Shuttle Tankers - Vessel Appraisal Method*** | | | |
| Shuttle Tanker Appraisal Value | | $2,079.2 | |
| Less: Secured Debt (Proportional Basis)[1] | | (941.4) | |
| Less: Remaining Newbuild Capital Expenditures as of Q1 2019 | | (663.0) | |
| **Implied Shuttle Tanker Equity Value** | **$474.8** | **-** | **$474.8** |

### FSO Summary Results

| | | | |
|---|---|---|---|
| ***FSO - EBITDA Multiple Method*** | | | |
| 2019E EBITDA | | $93.1 | |
| Implied EBITDA Multiple | | 5.0x | |
| **Implied FSO Enterprise Value Range** | | **$465.3** | |
| Less: FSO Secured Debt | | (176.0) | |
| **Implied FSO Equity Value Range** | **$289.4** | **-** | **$289.4** |

Source: Partnership management
1. Secured debt allocated proportionally by appraisal value on a vessel by vessel basis and adjusted for proportional ownership interest

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Preliminary Draft - Confidential

# Preliminary Valuation of the Common Units

## Sum-of-the-Parts Analysis: TOO Financial Projections – Proportional Basis (cont'd)

***($ in millions, except per unit amounts)***

### Towage Summary Results

| | | | |
|---|---|---|---|
| ***Towage - Vessel Appraisal Method*** | | | |
| Towage Appraisal Value | | $313.0 | |
| Less: Secured Debt | | (249.6) | |
| **Implied Towage Equity Value** | **$63.4** | **-** | **$63.4** |

### FAU/UMS Summary Results

| | | | |
|---|---|---|---|
| ***FAU/UMS - Vessel Appraisal Method*** | | | |
| FAU/UMS Appraisal Value | | $132.5 | |
| Less: Secured Debt | | (43.6) | |
| **Implied FAU/UMS Equity Value** | | **$88.9** | |
| ***FAU/UMS - Management DCF Method*** | | | |
| FAU/UMS Enterprise Value (TOO Management NPV of Useful Life FCF at 8.0%) | | $119.0 | |
| Less: Secured Debt | | (43.6) | |
| **Implied FAU/UMS Equity Value Range** | | **$75.4** | |
| **Implied FAU/UMS Equity Value Range (Appraisal & NPV Method)** | **$75.4** | **-** | **$88.9** |

| | | | |
|---|---|---|---|
| ***Sum-of-the-Parts Consolidated Results*** | | | |
| **Implied SOTP Vessel Segment Equity Value Range** | **$1,588.0** | **-** | **$2,854.4** |
| Less: Unsecured Debt Outstanding as of March 31, 2019[1] | | ($1,149.8) | |
| Less: Series A, B & E Preferred Equity (Liquidation Value) | | (395.0) | |
| Plus: Cash & Restricted Cash as of March 31, 2019 | | 189.1 | |
| **Implied Net Asset Value** | **$232.4** | **-** | **$1,498.7** |
| Total Partnership Units Outstanding[2] | | 414.268 | |
| **Implied Value per Common Unit Range** | **$0.56** | **-** | **$3.62** |

Source: Partnership management
1. Excludes debt issuance amortization cost
2. Includes 0.76% general partner interest and dilutive effect of 0.525 million RSUs; unit count detail provided by TOO management

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# Preliminary Valuation of the Common Units

## Selected Unsecured Debt and Preferred Trading Analysis

***($ in millions)***

| | Unsecured Debt | | | | | | | Pertpetual Preferred Equity | | | | | | Preferred / Unsecured Spread | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | Amount | | | Current | | One-Year Avg. | | Amount | | Current | | One-Year Avg. | | Current | One-Year Avg. |
| Partnership | Outstanding | Maturity | Coupon | Price | Yield | Price | Yield | Outstanding | Coupon | Price | Yield | Price | Yield | Yield Spread | Yield Spread |
| **BW Offshore Ltd.** | $140 | 3/15/20 | 6.020% | $100.38 | 5.99% | $100.70 | 5.57% | | | | | | | | |
| | 500 | 9/21/20 | 6.010% | 100.25 | 5.99% | 100.18 | 5.62% | | | | | | | | |
| | 750 | 3/11/21 | 5.970% | 100.63 | 5.92% | 99.71 | 4.92% | | | | | | | | |
| | 900 | 3/16/22 | 5.770% | 100.63 | 5.73% | 100.06 | 5.37% | | | | | | | | |
| *Weighted Average:* | | | | ***$100.53*** | ***5.86%*** | ***$100.01*** | ***5.29%*** | | | | | | | | |
| **Teekay LNG Partners L.P.** | $1,000 | 5/19/20 | 5.170% | $101.00 | 5.09% | $100.0 | 4.82% | $150 | 8.500% | $24.79 | 8.57% | $23.85 | 8.92% | | |
| | 1,200 | 10/28/21 | 7.390% | 105.25 | 6.94% | 105.21 | 6.78% | 125 | 9.000% | 25.90 | 8.69% | 25.27 | 8.91% | | |
| | 850 | 8/29/23 | 6.090% | 100.38 | 6.04% | 99.49 | 5.78% | | | | | | | | |
| *Weighted Average:* | | | | ***$102.50*** | ***6.08%*** | ***$101.92*** | ***5.86%*** | | | ***$25.29*** | ***8.62%*** | ***$24.50*** | ***8.91%*** | ***2.54%*** | ***3.06%*** |
| **Hoegh LNG Partners L.P.** | | | | | | | | $100 | 8.750% | $25.73 | 8.50% | $25.42 | 8.61% | | |
| **GasLog Partners LP** | | | | | | | | $100 | 8.500% | $23.56 | 9.02% | $23.44 | 9.10% | | |
| | | | | | | | | 100 | 8.200% | 23.35 | 8.78% | 24.05 | 8.56% | | |
| | | | | | | | | 125 | 8.625% | 24.33 | 8.86% | 24.80 | 8.72% | | |
| *Weighted Average:* | | | | | | | | | | *$23.79* | *8.88%* | *$24.15* | *8.79%* | | |
| **Golar LNG Partners L.P.** | $150 | 5/22/20 | 6.923% | $100.50 | 6.84% | $99.31 | 6.87% | $120 | 8.750% | $24.74 | 8.84% | $25.00 | 8.76% | | |
| | 250 | 5/15/21 | 8.768% | 101.38 | 8.56% | 100.70 | 8.57% | | | | | | | | |
| *Weighted Average:* | | | | ***$101.05*** | ***7.92%*** | ***$100.18*** | ***7.93%*** | | | ***24.74*** | ***8.84%*** | ***$25.00*** | ***8.76%*** | ***0.92%*** | ***0.82%*** |
| **Teekay Offshore Partners L.P.** | $700 | 7/15/23 | 8.500% | $98.32 | 8.25% | 99.05 | 8.41% | $150 | 7.250% | $16.50 | 10.98% | $18.88 | 9.76% | | |
| | | | | | | | | 125 | 8.500% | 16.86 | 12.60% | 21.05 | 10.26% | | |
| | | | | | | | | 115 | 8.875% | 17.00 | 13.05% | 21.43 | 10.53% | | |
| ***Weighted Average:*** | | | | ***$98.32*** | ***8.25%*** | ***$99.05*** | ***8.41%*** | | | ***$16.76*** | ***12.11%*** | ***$20.33*** | ***10.15%*** | ***3.86%*** | ***1.74%*** |

Source: Partnership's and Company filings, FactSet as of June 26, 2019

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Preliminary Draft - Confidential

# Preliminary Valuation of the Common Units

## Discounted Distribution Analysis of Partnership Preferred Units

***($ in millions, except per unit amounts)***

| | For the Nine Months Ending December 31, | For the Years Ending December 31, | | | | Terminal Value | | |
|---|---|---|---|---|---|---|---|---|
| | 2019E | 2020E | 2021E | 2022E | 2023E | Low | | High |
| ***Series A Preferred*** | | | | | | | | |
| Preferred Series A Distribution per Unit | $1.36 | $1.81 | $1.81 | $1.81 | $1.81 | $1.81 | – | $1.81 |
| Terminal Yield | | | | | | 13.0% | | 11.0% |
| Preferred Series A Terminal Value | | | | | | $13.94 | | $16.47 |
| **Preferred Equity Cost of Capital** | | | | | | | | |
| Present Value @ 11.0% of Preferred Equity | | | | | | $15.27 | – | $16.81 |
| Present Value @ 13.0% of Preferred Equity | | | | | | 14.32 | – | 15.74 |
| **Implied Preferred Series A per Unit Valuation Range** | | | | | | **$14.32** | – | **$16.81** |
| Series A Preferred Outstanding | | | | | | | 6.000 | |
| **Implied Preferred Series A Valuation Range** | | | | | | **$85.9** | – | **$100.9** |

**Series B Preferred**

| | 2019E | 2020E | 2021E | 2022E | 2023E | Low | | High |
|---|---|---|---|---|---|---|---|---|
| ***Series B Preferred*** | | | | | | | | |
| Preferred Series B Distribution per Unit | $1.59 | $2.13 | $2.13 | $2.13 | $2.13 | $2.13 | – | $2.13 |
| Terminal Yield | | | | | | 13.0% | | 11.0% |
| Preferred Series B Terminal Value | | | | | | $16.35 | | $19.32 |
| **Preferred Equity Cost of Capital** | | | | | | | | |
| Present Value @ 11.0% of Preferred Equity | | | | | | $17.91 | – | $19.72 |
| Present Value @ 13.0% of Preferred Equity | | | | | | 16.79 | – | 18.46 |
| **Implied Preferred Series B per Unit Valuation Range** | | | | | | **$16.79** | – | **$19.72** |
| Series B Preferred Outstanding | | | | | | | 5.000 | |
| **Implied Preferred Series B Valuation Range** | | | | | | **$84.0** | – | **$98.6** |

**Series E Preferred**

| | 2019E | 2020E | 2021E | 2022E | 2023E | Low | | High |
|---|---|---|---|---|---|---|---|---|
| ***Series E Preferred*** | | | | | | | | |
| Preferred Series E Distribution per Unit | $1.66 | $2.22 | $2.22 | $2.22 | $2.22 | $2.22 | – | $2.22 |
| Terminal Yield | | | | | | 13.0% | | 11.0% |
| Preferred Series E Terminal Value | | | | | | $17.07 | | $20.17 |
| **Preferred Equity Cost of Capital** | | | | | | | | |
| Present Value @ 11.0% of Preferred Equity | | | | | | $18.70 | – | $20.59 |
| Present Value @ 13.0% of Preferred Equity | | | | | | 17.54 | – | 19.27 |
| **Implied Preferred Series E per Unit Valuation Range** | | | | | | **$17.54** | – | **$20.59** |
| Series E Preferred Outstanding | | | | | | | 4.800 | |
| **Implied Preferred Series E Valuation Range** | | | | | | **$84.2** | – | **$98.8** |
| **Implied Partnership Preferred Valuation Range** | | | | | | **$254.1** | – | **$298.3** |

Source: Partnership filings, FactSet as of June 26, 2019

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49

Preliminary Draft - Confidential Preliminary Valuation of the Common Units Valuation of Preferred Units ($ in millions, except per unit amounts) $24.00 $22.00 $20.00 $18.00 $16.00 $14.00 $12.00 $10.00 Assumptions Source: Partnership filings, FactSet as of June 26, 2019 50 Preferred Unit Range ($ per unit) 11.00% - 13.00% Terminal Yield11.00% - 13.00% Terminal Yield11.00% - 13.00% Terminal Yield 11.00% - 13.00% Preferred Equity Cost of Capital11.00% - 13.00% Preferred Equity Cost of Capital11.00% - 13.00% Preferred Equity Cost of Capital 52-Week Low / High:52-Week Low / High:52-Week Low / High: $14.10 - $23.35$15.70 - $25.01$15.71 - $25.30 $16.81 $20.59 $19.72 $17.54 $16.79 $14.32 Current Series E Preferred Price (6/26/19): $17.00 Current Series B Preferred Price (6/26/19): $16.86 Current Series A Preferred Price (6/26/19): $16.50 Discounted Distribution Analysis ($ per unit) Series A Preferred Units Series B Preferred Units Series E Preferred Units

Preliminary Draft - Confidential Preliminary Valuation of the Common Units Valuation of Aggregate Preferred Units ($ in millions, except per unit amounts) $500.0 $450.0 $400.0 $350.0 $300.0 $250.0 $200.0 $150.0 $100.0 Source: Partnership filings, FactSet as of June 26, 2019 51 Preferred Unit Range ($mm) The perpetual preferred equity ranks senior to the TOO Common Units and would receive full liquidation value ahead of value to the TOO Common Units, however, if discount could be captured through a purchase of the perpetual preferred units, incremental enterprise value at an amount equal to the discount would flow through to the TOO Common Unitholders $395.0 $298.3 $264.9 $254.1 Pe r Unit Va lue Attributa ble to Tota l Pa rtne rship Units Maximum Incremental Value$140.9 Total Partnership Units Outstanding414.268 Per Unit Value Attributable to Total Partnership Units$0.34 Minimum Incremental Value$96.7 Total Partnership Units Outstanding414.268 Per Unit Value Attributable to Total Partnership Units$0.23 Aggregate Value of Partnership Preferred Units Liquidation Preference Discounted Distribution Analysis Preferred Unit Value Based on Current Market Price

Preliminary Draft - Confidential Appendix

Preliminary Draft - Confidential A. Weighted Average Cost of Capital Analysis

Preliminary Draft - Confidential Weighted Average Cost of Capital Analysis TOO WACC Analysis ($ in millions, except per share/unit amounts) Weighted Average Cost of Capital Beta and Capital Structure Benchmarking Arithmetic Avg. Supply-Side Primary Vessel Type Owned Unit/Share Price 6/26/19 Market Equity Value Debt + Pref. Equity Debt + Pref. / Total Capital CCorp / Partnership Levered Beta1 Unlevered Beta2 Peers TOO Peers TOO Partnership/Corporation 3 Risk-free Rate 2.4% 0.40 60.0% 1.00 6.9% 2.1% 2.4% 0.13 85.0% 0.88 6.9% 2.1% 2.4% 0.40 60.0% 1.00 6.1% 2.1% 2.4% 0.13 85.0% 0.88 6.1% 2.1% Golar LNG Partners L.P. Hoegh LNG Partners LP KNOT Offshore Partners LP BW Offshore Ltd. Partnership Partnership Partnership CCorp LNG / FSRUs FSRUs Shuttle Tankers FPSOs $11.16 16.98 19.06 6.24 $790.9 563.8 634.9 1,153.5 $1,537.2 604.5 1,155.6 1,351.7 66.0% 51.7% 64.5% 54.0% 0.86 0.91 0.70 1.18 0.29 0.44 0.25 0.54 Unlevered Beta Debt and Preferred / Total Cap. Adjusted Levered Equity Beta Market Risk Premium4 5 Small Company Risk Premium Cost of Debt7 9.0% 9.0% 9.0% 9.0% Cost of Equity – Sensitivities WACC – Sensitivities MRP: Arithmetic Avg. @ 6.9% MRP: Supply Side @ 6.1% MRP: Arithmetic Avg. @ 6.9% MRP: Supply Side @ 6.1% Adj. Unlevered Beta Adj. Unlevered Beta Adj. Unlevered Beta Adj. Unlevered Beta 0.13 0.20 0.30 0.40 0.50 0.13 0.20 0.30 0.40 0.50 0.13 0.20 0.30 0.40 0.50 0.13 0.20 0.30 0.40 0.50 40.0% 50.0% 60.0% 70.0% 80.0% 85.0% 40.0% 50.0% 60.0% 70.0% 80.0% 85.0% 40.0% 50.0% 60.0% 70.0% 80.0% 85.0% 40.0% 50.0% 60.0% 70.0% 80.0% 85.0% Source: Bloomberg, FactSet as of June 26, 2019, Partnership filings 1. 2. 3. 4. 5. Predicted two year raw betas from Bloomberg; Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0 Assumes unitholder and shareholder effective tax rate of 0.0% for Partnerships and Corporations 20-year Treasury as of June 26, 2019 Source: Duff & Phelps 2019 Low Cap (Decile 8) by Duff & Phelps with a market capitalization between $569.3 million and $1,030.4 million; based on proportionally adjusted TOO market capitalization of $828.7 million accounting for implied equity value of FPSOs on a 100% basis at a 5.0x EBITDA multiple Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Small Company Risk Premium TOO cost of debt based on yield-to-worst of 8.500% senior secured notes due July 2023 6. 7. 52 Total Debt / Total Cap Total Debt / Total Cap 7.1% 7.5%8.1% 8.7% 9.3% 7.5% 7.9%8.6% 9.2% 9.8% 8.0% 8.4%9.0% 9.6% 10.2% 8.4% 8.9%9.5% 10.1% 10.7% 8.9% 9.3%9.9% 10.5% 11.2% 9.1% 9.5% 10.2% 10.8% 11.4% 7.2% 7.6% 8.3%9.0% 9.7% 7.6% 8.1% 8.8%9.5% 10.2% 8.1% 8.6% 9.2%9.9% 10.6% 8.5% 9.0% 9.7% 10.4% 11.1% 9.0% 9.5% 10.2% 10.9% 11.5% 9.2% 9.7% 10.4% 11.1% 11.8% 5.8% 6.5%7.5% 8.5% 9.5% 6.1% 6.9%8.1% 9.3% 10.6% 6.5% 7.5%9.0% 10.6% 12.1% 7.1% 8.5% 10.6% 12.6% 14.7% 8.5% 10.6% 13.6% 16.7% 19.8% 9.9% 12.6% 16.7% 20.8% 24.9% 6.0% 6.7% 7.9%9.0% 10.2% 6.3% 7.2% 8.6% 10.0% 11.3% 6.7% 7.9% 9.6% 11.3% 13.1% 7.5% 9.0% 11.3% 13.6% 15.9% 9.0% 11.3% 14.8% 18.3% 21.7% 10.5% 13.6% 18.3% 22.9% 27.5% WACC 9.9% 9.2% 9.6% 9.1% Teekay Offshore Partners L.P. Partnership FPSOs/Shuttle $1.26 $522.0 $3,983.5 88.4% 1.14 0.13 Equity Cost of Capital6 11.3% 10.5% 10.6% 9.9% Mean: 59.1% 0.91 0.38 Median: 59.2% 0.88 0.36 Maximum 66.0% 1.18 0.54 Minimum: 51.7% 0.70 0.25

Preliminary Draft - Confidential B. Sensitivity Cases Supplemental Output

Preliminary Draft - Confidential Sensitivity Cases Supplemental Output Sensitivity Case 1: Discounted Cash Flow Analysis For the Nine Months Ending December 31, For the Years Ending December 31, ($ in millions, except per unit amounts) 1 Terminal Value EBITDA Exit Multiple Perpetuity Growth Rate 2019E 2020E 2021E 2022E 2023E EBITDA Less: Drydock Expense1 Less: Vessel & Equipment Capital Expenditures Plus: Proceeds from Vessel Dispositions & Equipment Sales Less: Increase in Net Working Capial Less: Replacement Capital Expenditures2 $474.6 (14.4) (247.0) 46.0 (40.8) --$670.8 (35.0) (396.0) 20.5 8.7 --$619.8 (29.9) (75.0) 12.0 27.1 --$438.1 (21.5) --13.0 56.8 --$390.2 (28.4) --16.0 6.7 --$390.2 $390.2 (28.7) ---- --(130.4) Unlevered Free Cash Flow $218.5 $269.0 $554.0 $486.4 $384.5 $390.2 $231.1 EBITDA Exit Multiple / Perpetuity Growth Rate 8.00x 1.75% Terminal Value $3,121.7 – $3,034.4 Present Value of Terminal Value @ 9.5% WACC Plus: Present Value of Unlevered Free Cash Flow @ 9.5% WACC $2,028.0 – 1,526.0 $1,971.2 Implied Enterprise Value Range Less: Net Debt Outstanding as of March 31, 2019 Less: FPSO JV Net Debt Less: Series A, B & E Preferred Equity (Liquidation Value) Less: Noncontrolling Interest $3,554.0 – (3,018.3) (329.9) (395.0) (35.2) $3,497.3 Total Partnership Units Outstanding3 414.268 EBITDA Exit Multiple Sensitivities Perpetuity Growth Rate Sensitivities EBITDA Exit Multiple Perpetuity Growth Rate Source: Partnership management, Partnership filings 1. 2. 3. Drydock expenses in perpetuity growth rate terminal year represents the average value from 2020E to 2023E Replacement capital expenditures in perpetuity growth rate terminal year represents vessel appraisal of fleet provided by TOO management multiplied by depreciation factor of 4.5% Includes 0.76% general partner interest and dilutive effect of 0.525 million RSUs; unit count detail provided by TOO management 53 WACC WACC TOO Common Unit Range($1.24)-$0.00 TOO Common Unit Range($0.99)-($0.08) 1.50%1.63%1.75%1.88%2.00% 9.00% 9.25% 9.50% 9.75% 10.00% ($0.38)($0.29)($0.20)($0.10)$0.00 (0.62) (0.53) (0.45) (0.36) (0.26) (0.84) (0.76) (0.68) (0.59) (0.51) (1.05) (0.97) (0.90) (0.82) (0.74) (1.24) (1.17) (1.10) (1.03) (0.96) 7.50x7.75x8.00x8.25x8.50x 9.00% 9.25% 9.50% 9.75% 10.00% ($0.71)($0.55)($0.39)($0.24)($0.08) (0.78) (0.62) (0.47) (0.31) (0.16) (0.85) (0.69) (0.54) (0.39) (0.24) (0.92) (0.77) (0.61) (0.46) (0.31) (0.99) (0.84) (0.69) (0.54) (0.39) Implied Value per Common Unit Range ($0.54) - ($0.68) Implied Equity Value Range ($224.3) - ($281.1)

Preliminary Draft - Confidential Sensitivity Cases Supplemental Output Sensitivity Case 1: Peer Trading Analysis ($ in millions, except per unit amounts) 1 Peer Trading Analysis Summary Results 2020E Peer Trading Summary 2020E Adjusted EBITDA EBITDA Multiple $670.8 - 5.75x 6.75x Implied Enterprise Value Range Less: Net Debt Outstanding as of March 31, 2019 Less: FPSO JV Net Debt Less: Series A, B & E Preferred Equity (Liquidation Value) Less: Noncontrolling Interest $3,856.9 - (3,018.3) (329.9) (395.0) (35.2) $4,527.7 Total Partnership Units Outstanding1 414.268 Source: Partnership management, public filings, press releases, FactSet 1. Includes 0.76% general partner interest and dilutive effect of 0.525 million RSUs; unit count detail provided by TOO management 54 Implied Value per Common Unit Range $0.19 - $1.81 Implied Equity Value Range $78.6 - $749.4

Preliminary Draft - Confidential Sensitivity Cases Supplemental Output Sensitivity Case 2: Discounted Cash Flow Analysis For the Nine Months Ending December 31, For the Years Ending December 31, ($ in millions, except per unit amounts) 2 Terminal Value EBITDA Exit Multiple Perpetuity Growth Rate 2019E 2020E 2021E 2022E 2023E EBITDA Less: Drydock Expense1 Less: Vessel & Equipment Capital Expenditures Plus: Proceeds from Vessel Dispositions & Equipment Sales Less: Increase in Net Working Capial Less: Replacement Capital Expenditures2 $474.6 (14.4) (253.3) 46.0 (44.8) --$688.6 (35.0) (415.7) 20.5 (33.5) --$644.4 (29.9) (99.2) 759.0 17.8 --$500.9 (21.5) (121.8) 13.0 35.8 --$473.8 (28.4) --16.0 15.1 --$473.8 $473.8 (28.7) ---- --(135.8) Unlevered Free Cash Flow $208.1 $224.9 $1,292.1 $406.4 $476.5 $473.8 $309.3 EBITDA Exit Multiple / Perpetuity Growth Rate 8.00x 1.75% Terminal Value $3,790.2 – $4,060.6 Present Value of Terminal Value @ 9.5% WACC Plus: Present Value of Unlevered Free Cash Flow @ 9.5% WACC $2,462.2 – 2,081.2 $2,637.9 Implied Enterprise Value Range Less: Net Debt Outstanding as of March 31, 2019 Less: FPSO JV Net Debt Less: Series A, B & E Preferred Equity (Liquidation Value) Less: Noncontrolling Interest $4,543.5 – (3,018.3) (329.9) (395.0) (35.2) $4,719.1 Total Partnership Units Outstanding3 414.268 EBITDA Exit Multiple Sensitivities Perpetuity Growth Rate Sensitivities EBITDA Exit Multiple Perpetuity Growth Rate Source: Partnership management, Partnership filings 1. 2. 3. Drydock expenses in perpetuity growth rate terminal year represents the average value from 2020E to 2023E Replacement capital expenditures in perpetuity growth rate terminal year represents vessel appraisal of fleet provided by TOO management multiplied by depreciation factor of 4.5% Includes 0.76% general partner interest and dilutive effect of 0.525 million RSUs; unit count detail provided by TOO management 55 WACC WACC TOO Common Unit Range$1.52-$3.18 TOO Common Unit Range$1.30-$2.41 1.50%1.63%1.75%1.88%2.00% 9.00% 9.25% 9.50% 9.75% 10.00% $2.67$2.79$2.92$3.05$3.18 2.352.472.582.702.83 2.062.162.272.382.50 1.781.881.982.082.19 1.521.611.701.801.90 7.50x7.75x8.00x8.25x8.50x 9.00% 9.25% 9.50% 9.75% 10.00% $1.65$1.84$2.03$2.22$2.41 1.561.751.942.132.32 1.481.661.852.032.22 1.391.571.761.942.12 1.301.481.661.852.03 Implied Value per Common Unit Range $1.85 - $2.27 Implied Equity Value Range $765.1 - $940.8

Preliminary Draft - Confidential Sensitivity Cases Supplemental Output Sensitivity Case 2: Peer Trading Analysis ($ in millions, except per unit amounts) 2 Peer Trading Analysis Summary Results 2020E Peer Trading Summary 2020E Adjusted EBITDA EBITDA Multiple $688.6 - 5.75x 6.75x Implied Enterprise Value Range Less: Net Debt Outstanding as of March 31, 2019 Less: FPSO JV Net Debt Less: Series A, B & E Preferred Equity (Liquidation Value) Less: Noncontrolling Interest $3,959.4 - (3,018.3) (329.9) (395.0) (35.2) $4,648.0 Total Partnership Units Outstanding1 414.268 Source: Partnership management, public filings, press releases, FactSet 1. Includes 0.76% general partner interest and dilutive effect of 0.525 million RSUs; unit count detail provided by TOO management 56 Implied Value per Common Unit Range $0.44 - $2.10 Implied Equity Value Range $181.1 - $869.6

Preliminary Draft - Confidential Sensitivity Cases Supplemental Output Sensitivity Case 3: Discounted Cash Flow Analysis For the Nine Months Ending December 31, For the Years Ending December 31, ($ in millions, except per unit amounts) 3 Terminal Value EBITDA Exit Multiple Perpetuity Growth Rate 2019E 2020E 2021E 2022E 2023E EBITDA Less: Drydock Expense1 Less: Vessel & Equipment Capital Expenditures Plus: Proceeds from Vessel Dispositions & Equipment Sales Less: Increase in Net Working Capial Less: Replacement Capital Expenditures2 $474.6 (14.4) (253.3) 46.0 (56.7) --$660.1 (35.0) (415.7) 20.5 (3.4) --$663.7 (29.9) (99.2) 12.0 (5.6) --$649.8 (21.5) (121.8) 13.0 (15.5) --$582.2 (28.4) --16.0 1.8 --$582.2 $582.2 (28.7) ---- --(161.0) Unlevered Free Cash Flow $196.3 $226.6 $540.9 $504.0 $571.6 $582.2 $392.5 EBITDA Exit Multiple / Perpetuity Growth Rate 8.00x 1.75% Terminal Value $4,657.9 – $5,153.7 Present Value of Terminal Value @ 9.5% WACC Plus: Present Value of Unlevered Free Cash Flow @ 9.5% WACC $3,025.9 – 1,596.5 $3,348.0 Implied Enterprise Value Range Less: Net Debt Outstanding as of March 31, 2019 Less: FPSO JV Net Debt Less: Series A, B & E Preferred Equity (Liquidation Value) Less: Noncontrolling Interest $4,622.4 – (3,018.3) (329.9) (395.0) (35.2) $4,944.5 Total Partnership Units Outstanding3 414.268 EBITDA Exit Multiple Sensitivities Perpetuity Growth Rate Sensitivities EBITDA Exit Multiple Perpetuity Growth Rate Source: Partnership management, Partnership filings 1. 2. 3. Drydock expenses in perpetuity growth rate terminal year represents the average value from 2020E to 2023E Replacement capital expenditures in perpetuity growth rate terminal year represents vessel appraisal of fleet provided by TOO management multiplied by depreciation factor of 4.5% Includes 0.76% general partner interest and dilutive effect of 0.525 million RSUs; unit count detail provided by TOO management 57 WACC WACC TOO Common Unit Range$1.88-$3.95 TOO Common Unit Range$1.39-$2.71 1.50%1.63%1.75%1.88%2.00% 9.00% 9.25% 9.50% 9.75% 10.00% $3.29$3.45$3.61$3.77$3.95 2.913.053.203.353.51 2.542.682.812.963.10 2.202.332.452.592.72 1.882.002.122.242.37 7.50x7.75x8.00x8.25x8.50x 9.00% 9.25% 9.50% 9.75% 10.00% $1.78$2.01$2.24$2.48$2.71 1.681.912.142.372.60 1.581.812.042.272.49 1.481.711.942.162.39 1.391.611.842.062.28 Implied Value per Common Unit Range $2.04 - $2.81 Implied Equity Value Range $844.0 - $1,166.1

Preliminary Draft - Confidential Sensitivity Cases Supplemental Output Sensitivity Case 3: Peer Trading Analysis ($ in millions, except per unit amounts) 3 Peer Trading Analysis Summary Results 2020E Peer Trading Summary 2020E Adjusted EBITDA EBITDA Multiple $660.1 - 5.75x 6.75x Implied Enterprise Value Range Less: Net Debt Outstanding as of March 31, 2019 Less: FPSO JV Net Debt Less: Series A, B & E Preferred Equity (Liquidation Value) Less: Noncontrolling Interest $3,795.9 - (3,018.3) (329.9) (395.0) (35.2) $4,456.0 Total Partnership Units Outstanding1 414.268 Source: Partnership management, public filings, press releases, FactSet 1. Includes 0.76% general partner interest and dilutive effect of 0.525 million RSUs; unit count detail provided by TOO management 58 Implied Value per Common Unit Range $0.04 - $1.64 Implied Equity Value Range $17.5 - $677.7

Preliminary Draft - Confidential C. Overview of Current MLP Market Including Precedent Buy-Ins

Preliminary Draft - Confidential Overview of Current MLP Market Including Precedent Buy-Ins Overview of MLP Equity Trading Performance Alerian MLP Index Yield Premium / (Discount) to U.S. 10-Year Treasury1 ($ in millions) Midstream and Marine MLPs Sorted by Yield1 Equity Market Current Pa rtne rship Ca pita liza tion Yie ld Equity Market Current Pa rtne rship Ca pita liza tion Yie ld 16.0% Global Partners LP Tallgrass Energy, LP Hoegh LNG Partners LP EQM Midstream Partners, LP Delek Logistics Partners, LP GasLog Partners LP Sunoco LP CNX Midstream Partners LP DCP Midstream, LP Antero Midstream Corporation $685.9 5,764.5 563.8 10,231.7 784.5 972.1 3,065.0 899.4 4,219.1 5,641.2 10.2% 10.3% 10.4% 10.4% 10.4% 10.5% 10.7% 10.8% 10.8% 10.9% 14.0% 12.0% 10.0% 8.0% 6.0% 4.0% 2.0% Western Midstream Partners, LP BP Midstream Partners LP Shell Midstream Partners, L.P. MPLX LP Energy Transfer LP NuStar Energy L.P. Enable Midstream Partners, LP PBF Logistics LP Holly Energy Partners, L.P. Genesis Energy, L.P. 13,780.0 1,601.8 4,808.6 33,658.5 37,068.4 2,865.4 5,786.5 1,416.3 2,811.3 2,673.5 8.0% 8.2% 8.2% 8.3% 8.6% 9.0% 9.6% 9.9% 10.1% 10.1% --% Jun-09 Sep-10 Dec-11 Mar-13 Jun-14 Sep-15 Dec-16 Mar-18 Jun-19 10-Year US Treasury Alerian MLP Index Alerian MLP Index Yield Premium / (Discount) to ML BB High Yield Index1,2 16.0% 14.0% 12.0% 10.0% 8.0% 6.0% 4.0% 2.0% --% Jun-09 Sep-10 Dec-11 Mar-13 Jun-14 Sep-15 Dec-16 Mar-18 Jun-19 ML BB High Yield Index Alerian MLP Index Source: FactSet, public filings 1. 2. As of June 26, 2019 Bank of America Merrill Lynch US High Yield (BB) Index 59 Mean 2019E Distribution Coverage: 1.4x Mean Net Debt / 2019E EBITDA: 4.3 Mean 2019E Distribution Coverage: 2.0x Mean Net Debt / 2019E EBITDA: 3.5 Teekay Offshore Partners L.P.$525.8--% Net Debt / 2019E EBITDA4.5x 128 bp average prem ium 319 bp prem ium KNOT Offshore Partners LP 623.1 10.9% USA Compression Partners, LP 1,724.6 12.0% Capital Product Partners L.P. 192.9 12.1% USD Partners LP 302.6 13.0% CrossAmerica Partners LP 538.7 13.4% Martin Midstream Partners L.P. 281.0 14.1% Blueknight Energy Partners, L.P. 46.3 14.3% Golar LNG Partners LP 807.3 14.5% Sprague Resources LP 402.8 15.1% Summit Midstream Partners, LP 580.0 16.7% Teekay LNG Partners L.P. $1,098.8 5.5% Cheniere Energy Partners, L.P. 20,955.6 5.7% Plains All American Pipeline, L.P. 17,665.6 6.0% Enterprise Products Partners L.P. 63,315.1 6.0% Magellan Midstream Partners, L.P. 14,483.1 6.3% Crestwood Equity Partners LP 2,630.1 6.8% TC PipeLines, LP 2,759.1 6.9% Phillips 66 Partners LP 6,266.8 6.9% Noble Midstream Partners LP 1,271.2 7.7% Hess Midstream Partners LP 1,085.8 7.9% 596 bp prem ium 444 bp average prem ium

Preliminary Draft - Confidential Overview of Current MLP Market Including Precedent Buy-Ins MLPs Continue to Trade at a Discount to Historical Averages Alerian MLP Index Enterprise Value / Next Twelve Months EBITDA 18.0x $120.00 15.0x $80.00 Average Since Q3 '11: 12.8x $40.00 13.5x13.4x 13.0x 12.1x 11.6x 12.0x 11.0x 10.9x10.8x 10.6x10.8x10.8x 9. 9.0x $ --Alerian MLP Index Yield Over Time 8.7% 7.4% .2% 7.0% 6.9% Average Since Q3 '11: 6.1% 4.7% 4.6% 4.9% 4.6% 4.5% 4.8% 4.4% 3.9% 4.0% Source: FactSet 1. Current WTI Price as of June 26, 2019 60 WTI Average Quarterly Price EV / NTM EBITDA Q3'11 Q4'11 Q3'11 Q4'11 Q1'12 Q2'12 Q1'12 Q3'12 Q2'12 Q4'12 Q3'12 Q1'13 Q4'12 Q2'13 Q1'13 Q2'13 Q3'13 Q3'13 Q4'13 Q4'13 Q1'14 Q1'14 Q2'14 Q2'14 Q3'14 Q3'14 Q4'14 Q4'14 Q1'15 Q1'15 Q2'15 Q2'15 Q3'15 Q3'15 Q4'15 Q4'15 Q1'16 Q1'16 Q2'16 Q3'16 Q2'16 Q3'16 Q4'16 Q4'16 Q1'17 Q1'17 Q2'17 Q2'17 Q3'17 Q3'17 Q4'17 Q1'18 Q4'17 Q1'18 Q2'18 Q2'18 Q3'18 Q3'18 Q4'18 Q1'19 Q4'18 Q2'19 Q1'19 Q2'19 7.7% 8.0% 7.6% 8.0% 7.3% 7.1% 7.0% 7.1% 7 6.1% 6.5% 6.5% 6.4% 6.3% 5.8% 5.9% 5.6% 5.7% 5.1% Yields remain elevated 6x 16.1x16.0x Low of $26.14 in Q1'16 ($33.46 Average) 15.2x 14.9x 14.7x 15.2x 14.8x 14.5x 13.7x 14.2x14.0x 13.3x 12.4x12.2x12.1x 13.0x 12.7x 11.3x 10.2x 9.6x Current WTI Price: $59.381 EBITDA trading multiples remaining steady near asset value

Preliminary Draft - Confidential Overview of Current MLP Market Including Precedent Buy-Ins Energy MLP Historical Fund Flows ($ in millions) MLP Fund Flows – Last Twelve Months1 $400 $200 $--8) ($200) ($400) ($600) ($800) ($1,000) ($1,200) 6/13 7/4 7/25 8/15 9/5 9/26 10/17 11/7 11/28 12/19 1/9 1/30 2/20 3/13 4/3 4/24 5/15 6/5 MLP Fund Flows – Last Twelve Months (ex. ETFs)2 $400 $200 $--5) ($200) ($400) ($600) ($800) ($1,000) ($1,200) 6/13 7/4 7/25 8/15 9/5 9/26 10/17 11/7 11/28 12/19 1/9 1/30 2/20 3/13 4/3 4/24 5/15 6/5 Source: Thomson Reuters Lipper US Fund Flows as of 6/5/19 1. 2. Includes weekly historical fund flows of Lipper’s Energy MLP funds (149 funds, $39.7 billion) Includes weekly historical fund flows of Lipper’s Energy MLP funds, excluding ETFs (122 funds, $23.5 billion) 61 ($26. ($0.

Preliminary Draft - Confidential Overview of Current MLP Market Including Precedent Buy-Ins MLP Capital Markets Overview ($ in billions) MLP Equity Issuances1 $44,120 $42,550 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 YTD Public Equity Issuance Units To Seller/Sponsor Preferreds Source: Partnership filings, Wall Street research 1. Includes equity issued to sponsors 62 $32,076 $11,661 $9,684 $40,820 $2,456 $38,711 $22,866 $22,348 $7,108 $16,275 $32,866 $19,285 $10,499 $32,459 $21,371 $5,575 $21,577 $13,764 $1,068 $18,217 $1,835 $3,030 $3,407 $1,940 $15,498 $14,938 $9,080$7,729 $1,128 $11,631 $12,636 $10,232 $4,195 $472 $7,257 $4,885 $1,614 Equity issuance volumes decreased markedly in 2018 and 2019 after access to equity capital markets showed signs of improvement in 2017

Preliminary Draft - Confidential

# Overview of Current MLP Market Including Precedent Buy-Ins

## Precedent MLP Buy-ins Premiums Paid

**For Reference Only**

### Selected MLP Buy-ins

| Date Announced | Acquiror(s) / Target | Consideration | Premium[1] 1-Day Prior Spot | 30-Day VWAP | 60-Day VWAP | 90-Day VWAP |
|---|---|---|---|---|---|---|
| 05/08/19 | MPLX LP / Andeavor Logistics LP | Unit-for-Unit | 7.9% | 6.6% | 5.1% | 4.4% |
| 03/18/19 | ArcLight Energy Partners Fund V, L.P. / American Midstream Partners, LP | Cash-for-Unit | 31.3% | 32.0% | 32.1% | 20.2% |
| 02/05/19 | SunCoke Energy, Inc. / SunCoke Energy Partners, L.P. | Stock-for-Unit | 9.3% | 31.3% | 26.5% | 18.9% |
| 07/10/18 | ArcLight Energy Partners Fund VI, L.P. / TransMontaigne Partners L.P. | Cash-for-Unit | 13.5% | 8.6% | 8.2% | 10.2% |
| 11/08/18 | Western Gas Equity Partners, LP / Western Gas Partners, LP | Unit-for-Unit | 7.6% | 13.8% | 9.3% | 5.9% |
| 10/22/18 | EnLink Midstream, LLC / EnLink Midstream Partners, LP | Unit-for-Unit | 1.1% | (0.6%) | 1.5% | 5.8% |
| 10/19/18 | Valero Energy Corporation / Valero Energy Partners LP | Cash-for-Unit | 6.0% | 11.9% | 10.9% | 10.2% |
| 10/09/18 | Antero Midstream GP LP / Antero Midstream Partners LP | Cash/Stock-for-Unit | 18.6% | 6.6% | 7.3% | 8.2% |
| 10/08/18 | Navios Maritime Acquisition Corp. / Navios Maritime Midstream Partners, LP[2] | Stock-for-Unit | 9.3% | 4.8% | (1.4%) | (5.8%) |
| 08/01/18 | Energy Transfer Equity, L.P. / Energy Transfer Partners, L.P. | Unit-for-Unit | 11.2% | 19.2% | 22.3% | 27.4% |
| 05/17/18 | The Williams Companies, Inc. / Williams Partners L.P.[3] | Stock-for-Unit | 13.6% | 5.8% | 1.0% | 3.4% |
| 05/17/18 | Enbridge Inc. / Enbridge Energy Partners, L.P. | Stock-for-Unit | 13.9% | 15.9% | 10.4% | 0.8% |
| 05/17/18 | Enbridge Inc. / Spectra Energy Partners, LP | Stock-for-Unit | 20.8% | 18.7% | 13.7% | 7.6% |
| 03/26/18 | Tallgrass Energy GP, LP / Tallgrass Energy Partners, L.P.[4] | Stock-for-Unit | 0.1% | 6.4% | 9.2% | 8.7% |
| 01/02/18 | Archrock, Inc. / Archrock Partners, L.P. | Stock-for-Unit | 23.4% | 27.7% | 21.6% | 18.6% |
| 06/02/17 | World Point Terminals, Inc. / World Point Terminals, LP | Cash-for-Unit | 5.8% | 3.4% | 3.2% | 3.5% |
| 05/18/17 | Energy Transfer Partners, LP / PennTex Midstream Partners, LP | Cash-for-Unit | 20.1% | 19.9% | 22.6% | 24.4% |
| 03/02/17 | VTTI B.V. / VTTI Energy Partners LP | Cash-for-Unit | 6.0% | 6.8% | 14.2% | 13.5% |
| 02/01/17 | ONEOK, Inc. / ONEOK Partners, L.P. | Stock-for-Unit | 25.8% | 22.4% | 26.2% | 29.0% |
| 01/27/17 | Enbridge Energy Co, Inc. / Midcoast Energy Partners, L.P. | Cash-for-Unit | (8.6%) | 5.4% | 11.3% | 5.8% |
| | | **Median** | **10.3%** | **10.2%** | **10.7%** | **8.4%** |
| | | **Mean** | **11.8%** | **13.3%** | **12.8%** | **11.0%** |
| | | **Max** | **31.3%** | **32.0%** | **32.1%** | **29.0%** |
| | | **75th Percentile** | **18.9%** | **19.4%** | **21.8%** | **18.7%** |
| | | **25th Percentile** | **6.0%** | **6.3%** | **6.8%** | **5.4%** |
| | | **Min** | **(8.6%)** | **(0.6%)** | **(1.4%)** | **(5.8%)** |

Source: Bloomberg, FactSet, public filings

1. VWAP premiums paid are calculated by dividing the value of the offer, defined as the exchange ratio multiplied by the closing price of the acquiror's shares / units on the last trading day prior to announcement plus any cash received, by the 30, 60 or 90 trading day VWAP of the target as calculated from the last undisturbed trading day prior to the announcement
2. VWAP premiums paid are calculated by dividing the value of the offer, defined as the exchange ratio multiplied by the closing price of the acquiror's shares on the last trading day prior to announcement by the 30, 60 or 90 trading day VWAP of the target as calculated from the last trading day prior to the announcement
3. VWAP premiums paid is calculated by dividing the value of the offer, defined as the exchange ratio multiplied by the closing price of WMB's shares on the last trading day prior to announcement by the 30, 60 or 90 trading day VWAP of the target as calculated from March 15, 2018, or after the FERC announcement of MLP income tax recovery disallowance
4. VWAP premiums paid is calculated by the 30, 60 or 90 trading day VWAP of acquiror divided by the 30, 60 or 90 trading day VWAP of the target multiplied by the exchange ratio

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Preliminary Draft - Confidential D. Overview of Brookfield Transactions with TOO

Preliminary Draft - Confidential

# Overview of Brookfield Transactions with TOO

## 1 Brookfield and Teekay Corporation Acquire Equity Interest in Teekay Offshore Partners

*($ in millions, except per unit amounts)*

### Overview

- On July 26, 2017, Teekay Corporation (the "Company", "Teekay" or "TK") announced a strategic partnership with Brookfield Business Partners L.P. and its institutional partners (collectively, "Brookfield") in which Brookfield would contribute a $610.0 million equity investment and the Company would contribute $30.0 million in equity to Teekay Offshore Partners L.P. (the "Partnership" or "TOO")
- As a result of the transaction, Brookfield received an approximate 59.5% limited partner interest in the Partnership and 49.0% interest in the general partner ("GP")
  - Brookfield was also granted an option to increase its GP ownership stake to a controlling 51.0% (exercised on July 3, 2018) providing Brookfield with the right to appoint four of the nine members of the Partnership's Board of Directors
- The transaction allowed Teekay to decrease its limited partner interest in the Partnership to 13.8%, and the strategic partnership allowed TK to sell the $200.0 million intercompany loan previously extended to TOO
  - Intercompany loan was sold for consideration of $140.0 million in cash and 11.4 million warrants
- The equity injection better positioned TOO to execute its go-forward strategy of delevering its capital structure and strengthening its balance sheet
  - The investment fully financed the Partnership's existing growth projects
- Following the transaction, the Partnership repurchased and canceled all of its $304.0 million of Series C-1 and D preferred units outstanding

Source: Partnership management, Partnership filings

### Transaction Summary

| | |
|---|---|
| **Seller** | Teekay Offshore Partners L.P. and Teekay Corporation |
| **Buyer** | Brookfield Business Partners L.P. and Institutional Partners<br>Teekay Corporation |
| **Transaction Considerations** | Brookfield received from TOO and TK:<br>▪ 59.5% limited partner interest<br>▪ 49.0% general partner interest<br>▪ 2.0% general partner interest purchase option<br>▪ $200.0 million TOO intercompany loan from TK<br>TK received from TOO and Brookfield:<br>▪ 2.9% limited partner interest reaching 13.8% pro forma Common Unit ownership (~56.6mm units total)<br>▪ $4.0 million in cash and 1.0mm TOO warrants from Brookfield for GP interest and purchase options<br>▪ $140.0 million in cash and 11.4mm TOO warrants from Brookfield for intercompany loan consideration |
| **Additional Transaction Details** | ▪ Aggregate equity investment in TOO of $640.0 million in which TOO issued 256mm Common Units, at a price of $2.50 per unit, and 65.5mm warrants |

### Transaction Economics

| Transaction Consideration | Units / Warrants (mm) | Price per Unit / Warrant | Amount ($mm) |
|---|---|---|---|
| ***TOO Equity & Warrant Issuance*** | | | |
| Brookfield Equity Purchase Consideration | 244.000 | $2.50 | $610.0 |
| TK Equity Purchase Consideration | 12.000 | 2.50 | $30.0 |
| **Total Equity Consideration** | **256.000** | **$2.50** | **$640.0** |
| TOO Warrants | 65.500 | -- | -- |
| **Total Consideration** | | | **$640.0** |
| *Trasaction Value / EBITDA* | | | *7.1x* |
| ***Brookfield GP Interest & Option Purchase*** | | | |
| 49.0% GP Interest from TK | NA | NA | $4.0 |
| 2.0% GP Interest Purchase Option from TK | 1.000 | -- | -- |
| **Total Consideration** | | | **$4.0** |
| ***TK Intercompany TOO Loan Sale to Brookfield*** | | | |
| Brookfield Cash Consideration Paid | NA | NA | $140.0 |
| Brookfield TOO Warrant Consideration Paid | 11.400 | $5.26 | 60.0 |
| **Total Consideration** | | | **$200.0** |

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Preliminary Draft - Confidential

# Overview of Brookfield Transactions with TOO

## 2 Brookfield Acquires Teekay's Remaining Stake in Teekay Offshore Partners

### Overview

- On April 29, 2019, Teekay Corporation announced an agreement to sell its ownership interest in Teekay Offshore Partners L.P. to Brookfield, which includes a 49.0% general partner interest, 13.8% Common Unit interest, warrants and an outstanding $25.0 million loan from the Company to the Partnership (the "Transaction")
  - This transaction increases Brookfield's ownership interest in the general partner from 51.0% to 100.0% and its LP ownership interest in the Partnership from 59.5% to 73.3%
- Consideration for the Transaction was $100.0 million in cash
- The divestiture was aligned with the Company's publicly-stated strategy to simplify its business and focus on its core gas and tanker businesses
- The proceeds from the transaction allowed Teekay to strengthen its balance sheet and credit profile

### Transaction Summary

| | |
|---|---|
| Seller | Teekay Corporation |
| Buyer | Brookfield Business Partners L.P. and Institutional Partners |
| Transaction | $100.0 million in cash in exchange for:<br>■ 13.8% limited partner interest<br>■ 49.0% of the general partner<br>■ Warrants<br>■ Outstanding $25.0 million loan from Teekay Corporation |
| Illustrative Valuation | Total "Market Value" of $105.8 million based on the Partnership's April 29, 2019 closing unit price of $1.39<br>LP Value (at market): $78.7<br>GP Value (at market)[1]: 2.1<br>Loan Value (at par): 25.0<br>Warrants (assumed to be $0 value): --<br>**Total Value $105.8** |

### TOO Unit Price Performance


1 Strategic Partnership Announced
Brookfield Assumes Controlling Interest in General Partner
2 Brookfield Acquires Teekay's Remaining Ownership
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$--
5/2/17
10/31/17
5/2/18
10/31/18
5/2/19

Source: Partnership filings
1. Ascribes no incremental value to IDRs, Brookfield already had control given its 51% interest

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Preliminary Draft - Confidential

# Overview of Brookfield Transactions with TOO

## TOO Organizational Structure Over Time


Initial Status Quo
1 First Transaction
Exercise of 2.0% GP Interest Option
2 Second Transaction
Teekay Corporation (NYSE: TK)
100.0% GP Interest
27.5% LP Interest
Teekay Offshore GP L.L.C.
Public Unitholders
72.5% LP Interest
Teekay Offshore Partners LP (NYSE: TOO)
8 FPSO Units
6 100% Owned
2 50% Owned
34 Shuttle Tankers
25 100% Owned
6 50% Owned
3 Chartered-In
6 FSO Units
5 100% Owned
1 89% Owned
1 UMS Unit
100% Owned
2 Conventional Tankers
2 In-Chartered
10 Towing / Offshore Vessels
100% Owned
Teekay Corporation (NYSE: TK)
Brookfield
51.0% GP Interest
49.0% GP Interest
Teekay Offshore GP L.L.C.
Public Unitholders
26.7% LP Interest
13.8% LP Interest
59.5% LP Interest
Teekay Offshore Partners LP (NYSE: TOO)
8 FPSO Units
6 100% Owned
2 50% Owned
37 Shuttle Tankers
28 100% Owned
6 50% Owned
3 Chartered-In
6 FSO Units
5 100% Owned
1 89% Owned
1 UMS Unit
100% Owned
2 Conventional Tankers
2 In-Chartered
10 Towing / Offshore Vessels
100% Owned
Teekay Corporation (NYSE: TK)
Brookfield
49.0% GP Interest
51.0% GP Interest
Teekay Offshore GP L.L.C.
Public Unitholders
26.7% LP Interest
13.8% LP Interest
59.5% LP Interest
Teekay Offshore Partners LP (NYSE: TOO)
8 FPSO Units
6 100% Owned
2 50% Owned
34 Shuttle Tankers
25 100% Owned
6 50% Owned
3 Chartered-In
6 FSO Units
4 100% Owned
1 89% Owned
1 In-Conversion
1 UMS Unit
100% Owned
2 Conventional Tankers
2 In-Chartered
10 Towing / Offshore Vessels
100% Owned
Brookfield
100.0% GP Interest
Teekay Offshore GP L.L.C.
Public Unitholders
26.7% LP Interest
73.3% LP Interest
Teekay Offshore Partners LP (NYSE: TOO)
8 FPSO Units
6 100% Owned
2 50% Owned
35 Shuttle Tankers
29 100% Owned
4 50% Owned
2 Chartered-In
6 FSO Units
5 100% Owned
1 89% Owned
1 UMS Unit
100% Owned
2 Conventional Tankers
2 In-Chartered
10 Towing / Offshore Vessels
100% Owned

Source: Partnership filings
Note: Initial vessel data as of December 31, 2016; Exercise of 2.0% GP Interest Option vessel data updated for December 31, 2017; Second Transaction vessel data updated for December 31, 2018; not representative of less than 1.0% limited partner interest in Teekay Offshore Partners L.P. held by Teekay Offshore GP L.L.C.

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Preliminary Draft - Confidential E. FPSO Field Overviews

Preliminary Draft - Confidential FPSO Field Overviews Atlanta and Oliva Fields, Brazil – Petrojarl I Atlanta and Oliva Overview Atlanta and Oliva Asset Map Country: Brazil Basin: Santos Operator: Enauta Discovery Date: March 2001 Fiscal Regime: Concession Total Reserves: 198.3 MMBoe Remaining Reserves: 98.4% of total reserves Atlanta and Oliva Free Cash Flow ($MM)1 Atlanta and Oliva Production (MMBoe) 23.2 $600.0 21.7 $400.0 $200.0 12.6 11.0 $--9.6 8.4 7.4 ($200.0) 6.5 5.6 ($400.0) Free Cash Flow Discounted Free Cash Flow ($600.0) Source: Welligence 1. 2. Realized pricing assumes 20.0% differential to Brent crude prices of $65.30 and $63.00 per barrel in 2019E and 2020E, respectively, increased at an assumed 2.0% per annum thereafter PV-10 discounting 67 14.9 19.0 16.6 14.5 5.1 5.9 5.4 ----2

Preliminary Draft - Confidential FPSO Field Overviews Huntington Field, United Kingdom – Voyageur Spirit Huntington Overview Huntington Asset Map Country: United Kingdom Basin: Central North Sea Operator: Premier Oil Discovery Date: June 2007 Fiscal Regime: Concession Total Reserves: 31.6 MMBoe Remaining Reserves: 17.7% of total reserves Huntington Free Cash Flow ($MM)1 Huntington Production (MMBoe) $150.0 2.9 $100.0 $50.0 $--($50.0) ($100.0) ($150.0) 2019 Source: WoodMackenzie 2020 2021 2022 2023 1. 2. Realized pricing assumes Brent crude prices of $61.00, $60.00, $60.00, $67.00 and $70.36 per barrel in 2019E-2023E and natural gas prices of $6.29, $6.21, $6.65, $7.51 and $7.92 per Mcf in 2019E-2023E PV-10 discounting 68 2.6 ------Free Cash Flow Discounted Free Cash Flow 2

Preliminary Draft - Confidential FPSO Field Overviews Piranema Field, Brazil – Piranema Spirit Piranema Overview Piranema Asset Map Country: Brazil Basin: Sergipe-Alagoas Operator: Petrobras Discovery Date: October 2004 Fiscal Regime: Concession Total Reserves: 33.4 MMBoe Remaining Reserves: 15.8% of total reserves Piranema Free Cash Flow ($MM)1 Piranema Production (MMBoe) $200.0 $150.0 $100.0 $50.0 $--($50.0) ($100.0) ($150.0) ($200.0) 1.0 0.3 2019 2020 2021 2022 2023 2024 2025 2026 2027 Source: Welligence 1. 2. Realized pricing assumes (1.8%) differential (premium) to Brent crude prices of $65.30 and $63.00 per barrel in 2019E and 2020E, respectively, increased at an assumed 2.0% per annum thereafter PV-10 discounting 69 0.9 0.7 0.5 0.4 0.3 ----Free Cash FlowDiscounted Free Cash Flow 2

Preliminary Draft - Confidential FPSO Field Overviews Libra (Mero) Field, Brazil – Pioneiro de Libra Libra (Mero) Overview Libra (Mero) Asset Map Country: Brazil Basin: Santos Operator: Petrobras Discovery Date: October 2010 Fiscal Regime: Production sharing contract Total Reserves: 3,245.5 MMBoe Remaining Reserves: 99.7% of total reserves Libra (Mero) Free Cash Flow ($MM)1 Libra (Mero) Production (MMBoe) $8,000.0 $6,000.0 $4,000.0 $2,000.0 $--($2,000.0) ($4,000.0) ($6,000.0) ($8,000.0) Source: Welligence 1. 2. Realized pricing assumes 7.4% differential to Brent crude prices of $65.30 and $63.00 per barrel in 2019E and 2020E, respectively, increased at an assumed 2.0% per annum thereafter PV-10 discounting 70 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 2038 2039 2040 2041 2042 14.5 15.7 13.8 49.4 118.1 188.3 261.0 292.8 283.7 264.8 235.6 204.7 177.3 153.0 131.9 113.8 98.1 84.6 73.0 62.9 54.0 46.3 ---- Free Cash FlowDiscounted Free Cash Flow 2

Preliminary Draft - Confidential FPSO Field Overviews Bauna-Piracaba Field, Brazil – Cidade de Itajai Bauna-Piracaba Overview Bauna-Piracaba Asset Map Country: Brazil Basin: Santos Operator: Petrobras Discovery Date: June 2008 Fiscal Regime: Concession Total Reserves: 151.4 MMBoe Remaining Reserves: 16.7% of total reserves Bauna-Piracaba Free Cash Flow ($MM)1 Bauna-Piracaba Production (MMBoe) $600.0 6.9 $400.0 $200.0 $--($200.0) 2.1 ($400.0) ($600.0) 2019 2020 2021 2022 2023 2024 2025 2026 Source: Welligence 1. 2. Realized pricing assumes 4.4% differential to Brent crude prices of $65.30 and $63.00 per barrel in 2019E and 2020E, respectively, increased at an assumed 2.0% per annum thereafter PV-10 discounting 71 5.5 4.2 3.2 2.6 ----Free Cash FlowDiscounted Free Cash Flow 2